Notice of Annual Meeting of Shareholders

and Proxy Statement

MGE ENERGY

From our **Chairman, President** and **CEO**

Jeff Keebler
Chairman,
President and CEO

March 30, 2020

To Our Valued Shareholders:

You are invited to our Annual Meeting at 11 a.m. on Tuesday, May 19, 2020. Our Annual Meeting is typically held in person; however, we are planning for likely modifications to the meeting given current restrictions and guidance from federal, state and local public health agencies concerning COVID-19 coronavirus. Public safety is our top priority. We will notify shareholders and provide updated information at mgeenergy.com/RSVP. On behalf of our Board of Directors, thank you for your understanding as we continue to respond to this evolving situation.

Financial strength

Our responsible and disciplined financial management combined with effective board oversight has resulted in strong and consistent financial performance for our investors. In 2019, we marked our 44th year of consecutive dividend increases. MGE Energy also enjoys top marks for investment safety and high credit ratings, enabling your Company's continued investment in cost-effective clean energy to build long-term customer and shareholder value.

Sustainable investments

Within the last five years, we have moved forward an estimated $350 million in clean energy projects that are expected to grow our owned renewable capacity by about 600% by year-end 2021. Ongoing projects include:

» An expansion of our Shared Solar program with a 5-megawatt (MW) solar array at Morey Field in Middleton. The array is expected online in 2020.

» A combined 150 MW of solar capacity from two Wisconsin projects, the Badger Hollow Solar Farm and Two Creeks Solar.

» A 9-MW array at Dane County Regional Airport to serve county operations.

Net-zero carbon electricity

Our regulated utility, Madison Gas and Electric (MGE), is growing its use of clean energy to benefit all customers. MGE is targeting net-zero carbon electricity by the year 2050. This goal and our strategies for achieving it are consistent with the Intergovernmental Panel on Climate Change and its report on pathways to limit global warming to 1.5 degrees Celsius.

As Chairman, President and CEO, I share and appreciate the urgency held by many of our customers, investors and others to address the threat of climate change, both for the benefit of our planet and the future of your Company. Our net-zero carbon goal signals our direction, but we are working as aggressively as we can to achieve deep decarbonization as quickly as we can.

Our net-zero carbon goal signals our direction, but we are working as aggressively as we can to achieve deep decarbonization as quickly as we can.

Our board understands that sustainability across the Company is critical to our long-term success and to our mission as your community-focused energy company with corporate responsibility and customer engagement and service at our core for continued success.

Thank you for your investment and for your confidence. Please exercise your right to vote your shares.

Sincerely,

Jeff M. Keebler
Chairman, President and CEO

ANNUAL MEETING

- May 19, 2020
- Updated Annual Meeting information will be available at mgeenergy.com/RSVP.
- Please exercise your right as a shareholder and vote your shares promptly.

From our **Lead Independent Director**

Dear Fellow Shareholders:

In May 2019, I was granted the honor of serving as your Lead Independent Director of the MGE Energy and MGE Boards of Directors. I thank my fellow directors for the opportunity and appreciate the responsibility that comes with the leadership position. One of my responsibilities is ensuring the information given to the board by our Chairman meets directors' needs to provide strong, effective oversight and governance.

The Lead Independent Director has extensive authority; however, all directors of MGE Energy are encouraged and expected to initiate discussion at any time of any areas of concern. This comprehensive approach serves to ensure your board is meeting its obligations on your behalf.

> Your board has been and continues to be actively engaged in overseeing the Company's efforts to achieve deep decarbonization for the benefit of all of its investors and customers, recognizing that sustainability is integral to long-term growth and value.

This past year, your Wisconsin-based board engaged with management in a variety of topics of strategic importance, including our biennial comprehensive risk assessment and mitigation review with all officers of the Company. This review includes the risk of climate change and related impacts, among other risks. The board also takes advantage of outside expertise as part of its oversight responsibilities related to long-term strategy and risk management.

In accordance with MGE's goal of net-zero carbon electricity by 2050, your board has been and continues to be actively engaged in overseeing the Company's efforts to achieve deep decarbonization for the benefit of all of its investors and customers, recognizing that sustainability is integral to long-term growth and value. The board has discussed the work of experts at the Nelson Institute for Environmental Studies at the University of Wisconsin-Madison. Their report evaluates the Company's net-zero carbon goal in the context of the October 2018 report from the Intergovernmental Panel on Climate Change (IPCC) on limiting global temperature increases to 1.5 degrees Celsius.

Your board brings deep knowledge, broad expertise and community involvement in its service to MGE Energy and MGE. We remain steadfast in our commitment to you as our investors, to transparency and disclosure into how your company functions and performs, and to protection of your interests as we lead in this era of transformation.

Thank you for your investment, and please review this proxy statement as you cast your vote.

Sincerely,

F. Curtis Hastings
Lead Independent Director

F. Curtis Hastings
Lead Independent Director

YOUR BOARD OF DIRECTORS

- Lead Director chairs Corporate Governance Committee and Executive Sessions.
- Seven out of nine directors are independent under Nasdaq rules.

Proxy SUMMARY

This summary highlights information contained in the Proxy Statement. It is only a summary.
Please read the entire Proxy Statement and the 2019 Annual Report to Shareholders before voting.

HOW TO VOTE

- proxyvote.com
- 1-800-690-6903
- Vote Processing
c/o Broadridge
51 Mercedes Way
Edgewood, NY 11717
- See this Proxy Statement for directions on voting your Proxy and to see how your votes are counted.

VOTING MATTERS Board recommendations

- ✔ FOR the Election of Directors
- ✔ FOR the Vote on the MGE Energy 2021 Long-Term Incentive Plan
- ✔ FOR the Ratification of Independent Accounting Firm
- ✔ FOR the Advisory Vote on Executive Compensation (Say-on-Pay)
- ✖ AGAINST the Advisory Vote on Shareholder Proposal: Nominate Environmental Expert to the Board of Directors

ENVIRONMENTAL Performance and Reporting

Visit us online at mgeenergy.com/environment to read our annual Environmental and Sustainability Report, which has more information about our projects, programs and related initiatives. Our report is organized to be consistent with the disclosure framework identified by the Task Force on Climate-related Financial Disclosures (TCFD).

As part of our commitment to transparency and disclosure, MGE is participating in the Edison Electric Institute's (EEI) ESG/Sustainability Reporting Templates, which are voluntary and specific to the utility industry. These disclosures, combined with other disclosures by the Company, are consistent with and responsive to the guidance and recommendations from the TCFD.

Our board has oversight of the Company's environmental and sustainability performance. Our Wisconsin-based board conducts an annual review of the Company's environmental and sustainability performance. Their review of performance on environmental and sustainability strategies also is part of evaluating executive compensation.

FINANCIAL Performance

MGE Energy is committed to strong financial performance in pursuit of its mission to provide safe, reliable, affordable and sustainable energy to the communities it serves.

- $350 million in clean energy investments announced since 2015
- Stable earnings growth with a strong balance sheet
- Longstanding commitment to the dividend

NEARLY
250
MEGAWATTS NEW RENEWABLE CAPACITY
600%
INCREASE IN OWNED RENEWABLE CAPACITY
BY YEAR-END 2021
$350
MILLION INVESTMENT
SINCE 2015
EARNINGS PER SHARE GROWTH
5.5%
$1.47
$2.51
2009
2019
COMPOUND ANNUAL GROWTH RATE
24%
DIVIDEND GROWTH OVER FIVE YEARS
44
YEARS OF CONSECUTIVE DIVIDEND INCREASES
110+
YEARS OF DIVIDEND PAYMENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF MGE ENERGY, INC.

March 30, 2020

Regardless of whether you plan to attend, please take a moment to vote your proxy.

Based on restrictions and guidance at the time of this printing from federal, state, and local public health agencies concerning the COVID-19 coronavirus, MGE Energy is planning for likely modifications to the format of our Annual Meeting, typically held in person in Middleton, Wisconsin. If we make modifications, we will announce alternative arrangements for the meeting as promptly as is practicable. Please monitor mgeenergy.com/RSVP for updated information. As always, we encourage you to vote your shares prior to the meeting date.

The meeting is scheduled to be held:

Date:	Tuesday, May 19, 2020
Time:	11:00 a.m., local time
Place:	Madison Marriott West* 1313 John Q. Hammons Drive Middleton, Wisconsin *Subject to change

Items of Business

•

To elect three Class I directors named in this Proxy Statement to terms of office expiring at the 2023 Annual Meeting of Shareholders;

•

To approve the MGE Energy 2021 Long-Term Incentive Plan;

•

To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2020;

•

Advisory vote to approve executive compensation;

•

Advisory vote on shareholder proposal; and

•

To transact such other business as may properly come before the meeting.

Record Date

Shareholders of record at the close of business on March 13, 2020, are entitled to vote at or prior to the meeting.

Voting by Proxy

Our Board of Directors is soliciting your proxy vote. Your vote is important. You may vote:

•

Using the Internet.

•

By telephone.

•

By returning the proxy card in the envelope provided.

The matters to be acted upon at the meeting are described in the accompanying Proxy Statement.

By Order of the Board of Directors /s/ Jeffrey C. Newman Jeffrey C. Newman Executive Vice President, Chief Financial Officer, Secretary and Treasurer

This notice of Annual Meeting, Proxy Statement, and accompanying proxy card are first being mailed on or about March 30, 2020, to shareholders of record at the close of business on March 13, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 19, 2020:

This Proxy Statement and our 2019 Annual Report to shareholders are available at www.mgeenergy.com/proxy.

TABLE OF CONTENTS

VOTING

3

Number of Votes Per Share

3

How Street Name Holders May Vote

3

How Registered Holders May Vote

3

Holders Needed to Establish a Quorum

4

The Vote Necessary for Action to Be Taken

4

Revocation of Proxies

4

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 19, 2020

4

PROPOSAL 1 — ELECTION OF DIRECTORS

5

PROPOSAL 2 — APPROVAL OF MGE ENERGY, INC., 2021 LONG-TERM INCENTIVE PLAN

9

PROPOSAL 3 — RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR

12

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

12

PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

13

PROPOSAL 5 — ADVISORY VOTE ON SHAREHOLDER PROPOSAL - NOMINATE ENVIRONMENTAL EXPERT TO THE MGE ENERGY BOARD OF DIRECTORS  14

TRANSACTION OF OTHER BUSINESS

17

BENEFICIAL OWNERSHIP

18

Beneficial Ownership of Common Stock

18

BOARD OF DIRECTORS INFORMATION

19

Overview

19

Governance

20

Risk Assessment and Oversight

23

Committees

24

Director Independence

26

Related Person Transactions

26

Anti-Pledging and Hedging Policies

27

Code of Ethics

27

Nonemployee Director Compensation

27

Policy Regarding Annual Meeting Attendance

28

Audit Committee Report

28

EXECUTIVE COMPENSATION

29

Compensation Discussion and Analysis

29

Role of the Compensation Committee

32

Compensation/Benefits Structure

32

Compensation Committee Report

38

2019 Summary Compensation Table

39

2019 Grants of Plan-Based Awards Table

40

Outstanding Equity Awards at December 31, 2019

41

2019 Option Exercises and Stock Vested

42

2019 Pension Benefits Table

43

2019 Nonqualified Deferred Compensation Table

44

Potential Payments on Employment Termination or Change in Control

45

CEO Pay-Ratio Disclosure

47

OTHER INFORMATION

48

Expenses of Solicitation

48

Shareholder Proposals for 2021 Annual Meeting

48

Contacting Our Directors

48

References to Websites

48

QUESTIONS AND ANSWERS

49

MGE ENERGY, INC., 2021 LONG-TERM INCENTIVE PLAN

50

VOTING

Number of Votes Per Share

Each share of common stock issued and outstanding as of the record date for the meeting is entitled to one vote at or prior to the meeting, except as described below for shareholders who own more than a specified percentage of our common stock.

The record date for the meeting is March 13, 2020. Holders of record as of such date can vote at or prior to the meeting or by proxy. By giving us your proxy, you are authorizing the individuals named on the proxy card (the proxies) to vote your shares in the manner you indicate. On March 13, 2020, there were 34,668,370 shares of our common stock issued and outstanding.

Our Amended and Restated Articles of Incorporation contain a provision limiting the voting power of any shareholder who acquires more than 10 percent of our outstanding voting stock. Shares held in excess of 10 percent are entitled to 1/100th vote per share. We have one shareholder to whom this provision applies. See "Beneficial Ownership." In addition, under the Wisconsin Business Corporation Law, the voting power of shares held by any person in excess of 20 percent of the voting power in the election of directors is limited to 10 percent of the full voting power of the excess shares.

How Street Name Holders May Vote

If you own shares through a broker, the registered holder of those shares is your broker or its nominee. If you receive our proxy materials from your broker, you should vote your shares by following the procedures specified by your broker. Your broker will tabulate the votes it received from its customers and submit a proxy card to us reflecting those votes. If you plan to vote your shares at the meeting, you should contact your broker to obtain a legal proxy.

Please note that, in the absence of any direction from you, your broker is not allowed to vote your shares in the election of directors or on the advisory votes relating to executive compensation and the shareholder proposal. Your vote is important to us, and so we hope you will make your choices known to your broker using the means they provide to you.

How Registered Holders May Vote

If you personally hold a certificate for your shares, have direct registration shares on our books, or have shares held by us in the Direct Stock Purchase and Dividend Reinvestment Plan, then you are the registered holder. Shares you have accumulated in the Direct Stock Purchase and Dividend Reinvestment Plan are held by the administrator under the nominee name of Dingo & Co. Those shares, including your certificate or direct registration shares, will be voted in accordance with the direction given by you on your proxy.

As a convenience to you, we are providing you with the option to vote by proxy via the Internet or toll-free touch-tone telephone. Refer to your proxy card or e-notice for more information and instructions. If you prefer, you may cast your vote by returning your signed and dated proxy card. Instructions regarding all three methods of voting are included on the proxy card. The signature on the proxy card should correspond exactly with the name of the shareholder as it appears on the proxy card. Where stock is registered in the name of two or more persons, each of them should sign the proxy card. If you sign a proxy card as an attorney, officer, personal representative, administrator, trustee, guardian, or in a similar capacity, please indicate your full title in that capacity.

In voting on:

•

The election of directors in Proposal 1, you may vote "FOR" the election of all nominees or you may "withhold" your votes as to one or more or all of the nominees.

•

The approval of the 2021 Long-Term Incentive Plan in Proposal 2, you can specify whether you are "FOR," "against," or "abstain."

•

The ratification of the selection of our independent registered public accounting firm in Proposal 3, you can specify whether you are "FOR," "against," or "abstain."

•

The advisory vote on executive compensation in Proposal 4, you can specify whether you are "FOR," "against," or "abstain."

•

The advisory vote on the shareholder proposal in Proposal 5, you can specify whether you are "for," "AGAINST," or "abstain."

If you sign and return the proxy card or submit your electronic vote without specifying any instructions and without indicating expressly that you are not voting some or all of your shares on a particular proposal, your shares as to which no indication has been made will be voted "FOR" the election as directors of the nominees on the proxy card, "FOR" approval of the 2021 Long-Term Incentive Plan; "FOR" ratification of the selection of PricewaterhouseCoopers LLP, "FOR" approval of our executive compensation, and "AGAINST" the shareholder proposal.

Holders Needed to Establish a Quorum

A quorum is necessary to hold a valid meeting of shareholders. If holders of a majority of the outstanding shares of common stock attend the meeting personally or by proxy for any proposal to be acted upon at the meeting, then a quorum will exist for all proposals. In order to assure the presence of a quorum, please vote via the Internet, telephone, or sign and return your proxy card promptly in the enclosed postage-paid envelope even if you plan to attend the meeting. Brokers are permitted to vote on the ratification of the selection of auditors, but not on any of the other matters to be considered at the Annual Meeting. Thus, broker votes as well as abstentions are counted for purposes of establishing a quorum for the meeting.

The Vote Necessary for Action to Be Taken

The three persons receiving the greatest number of votes at the meeting will be elected to serve as Class I directors. Under Section 2.07(b) of our Amended Bylaws, any incumbent nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election is required to tender promptly an offer of his or her resignation following certification of the shareholder vote for that election. The board's Corporate Governance Committee will consider that resignation and recommend to our Board of Directors, based on all relevant factors, whether to accept the tendered resignation or to pursue another action. Our board will then act on that recommendation no later than 90 days following the certification of the shareholder vote. We will promptly publicly disclose the board's decision and, if applicable, the reasons for rejecting the resignation or pursuing another action. The full details of our director resignation policy are set forth in our Bylaws, which are available on our website at www.mgeenergy.com/governance, and also found under the "Corporate Governance Committee" caption.

The votes "for" must exceed the votes cast "against" at the meeting in order to approve the 2021 Long-Term Incentive Plan. Abstentions and broker nonvotes will not have any effect.

The votes "for" must exceed the votes cast "against" at the meeting in order to ratify the selection of auditors. Abstentions will not have any effect.

Although the advisory vote on Proposal 4 is nonbinding, as provided by law, our board will review the results of the votes and take them into account in making future determinations concerning executive compensation.

The nonbinding shareholder proposal must receive the affirmative vote of a majority of the votes cast in order to pass. Abstentions and broker nonvotes will have no effect. Notwithstanding the shareholder vote on the shareholder proposal, the ultimate adoption of such proposal is at the discretion of our board.

Revocation of Proxies

If you are a registered holder of our common stock, you may revoke your proxy by giving a written notice of revocation to our Corporate Secretary at any time before your proxy is voted, by executing a later-dated proxy card that is voted at or prior to the meeting, or by attending the meeting and voting your shares. If your shares are held by a broker, you must contact your broker to revoke your proxy. Attendance at the meeting will not automatically revoke any authorization you have given to your broker.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 19, 2020

This Proxy Statement and our 2019 Annual Report to shareholders are available at www.mgeenergy.com/proxy. Shareholders can elect to receive email alerts when proxy and Annual Meeting materials are available on the Internet instead of receiving paper copies in the mail. Please consider visiting www.mgeenergy.com/paperless to sign up for next year. Email delivery of your proxy materials will help us reduce costs and the amount of resources used in connection with the Annual Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

As described below, the Board of Directors consists of nine directors divided into three classes. One class is elected each year for a term of three years. It is proposed that the three nominees named below be elected to serve as Class I directors for a three-year term to expire at the 2023 Annual Meeting and upon the election and qualification of their successors. (Your proxy may not be voted for a greater number of persons than the three nominees below.)

All of our directors serve concurrently as directors of MGE. As discussed below under "Board of Directors Information," our Board of Directors has determined that all of our directors, other than Directors Keebler and Wolter, are independent as defined in the applicable Nasdaq Stock Market, Inc., listing standards.

Directors Berbee, Dewey, and Stolper are currently Class I directors whose terms expire at the 2020 Annual Meeting of Shareholders and who have been recommended by our Corporate Governance Committee and nominated by our board for reelection.

Each of the nominees has indicated a willingness to serve if elected, and the board has no reason to believe that any nominee will be unavailable for that service. If any nominee should become unable to serve, it is presently intended that your proxy will be voted for a substitute nominee designated by the board. Under the Company's retirement guidelines for directors, employee directors may not continue to serve as a director unless requested to do so by the Board of Directors; and other directors are expected to retire no later than the date and time of the Annual Meeting of Shareholders following the date on which he or she attains the age of 75, unless requested to remain by the board.

The board believes the directors of MGE Energy collectively have backgrounds and skills important for MGE Energy's business. The following biographies summarize the experiences, qualifications, and skills that qualify our nominees and continuing directors to serve as directors of the Company.

Nominees for Election to the Board of Directors

The following paragraphs provide information regarding the background and qualifications of the nominees to our Board of Directors, all of whom are current directors.

Names (Ages) and Business Experience*	Director Since**
Class I – Term Expiring in 2020

James G. Berbee (56), Madison, Wisconsin

Director Berbee has a Master of Science in mechanical engineering and a Master of Business Administration from the University of Wisconsin. He was Chairman and CEO of Berbee Information Networks Corporation, which provided information technology support for large businesses. After selling Berbee Information Networks Corporation, he attended medical school and graduated from Stanford University School of Medicine. Director Berbee currently is an emergency department physician. Director Berbee also is the chair of the Wisconsin Alumni Research Foundation and holds several patents. Director Berbee brings a wide range of skills and experience to the board, in particular with his accomplishments in the information technology sector. His knowledge of the information technology industry assists in our board's oversight and evaluation of technological change and innovation within our industry as well as cybersecurity and related risks.

2018

Londa J. Dewey (59), Madison, Wisconsin

Director Dewey is Chief Executive Officer of QTI Management Services, Inc., d/b/a The QTI Group, a human resources and staffing company, which she has held since 2007. Prior thereto, she was President of the Private Client Group and Market President at U.S. Bank where she was an employee from 1982 to 2007 and an Officer from 1985 to 2007. We believe Director Dewey's experience with financial analysis, investment management and risk assessment, and management in the banking industry provides our board with valuable input on the identification, evaluation, and assessment of financial and general business risks; the evaluation of strategies to address those risks; and the implementation of our business strategy. We also believe Director Dewey's experience with human resource matters and knowledge of the local labor market are valuable resources in assessing our employment policies and practices. Director Dewey holds or has held the following directorships: director, American Family Insurance; past chair of the board, Meriter Health Services, Inc., and Meriter Hospital; past chair and board member, Edgewood College; past director, University of Wisconsin Family Business Advisory Board; past chair of the board, United Way of Dane County Board and Foundation Board; and director, Wealth Management Company, Northwestern Mutual Life Insurance.

2008

Thomas R. Stolper (71), Madison, Wisconsin

Director Stolper has been a management consultant for Purple Cow Organics (manufacturer of premium compost) and Deibel Laboratories (food quality assurance) for the past eight years and a former Executive Vice President and director of ProActive Solutions USA LLC, a manufacturer of cleaning and sanitizing products, for 14 years. He is a certified public accountant with over 40 years in public accounting. He was a partner in Clifton Gunderson LLP, certified public accountants and consultants, for 31 years. Director Stolper provided auditing, tax, and financial services and advice for a broad array of business entities. In addition, he was an elected member of the firm's national board for 12 years. Director Stolper has served on numerous community and civic boards for more than 30 years, including three terms as an elected public official. We believe Director Stolper's accounting, tax, and auditing education and experience, as well as his business experience, assist our board in the review of accounting and financial reporting matters and proposed strategic plans and initiatives. Director Stolper's entrepreneurial experience from co-founding TRAC Microbiology Inc. provides the board with unique innovative insights in developing our strategic plan. We also believe his business experience, combined with his public service commitment and experience, assist in the evaluation of our business risks and opportunities within our service area and the consideration of the needs of the community we serve.

2008

THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES

Other Members of the Board of Directors

The following paragraphs provide information regarding the background and qualifications of the other members of our

Board of Directors.

Class II – Term Expiring in 2021

Marcia M. Anderson (62), Madison, Wisconsin

Director Anderson has a Juris Doctor from Rutgers University School of Law and a Master of Strategic Studies from the U.S. Army War College. She retired as the Clerk of Court of the Bankruptcy Court for the Western District of Wisconsin. Director Anderson retired from the Army in May 2016 with a rank of Major General. In addition to her legal and military experience, she worked for General Public Utilities Corporation early in her career. Director Anderson's skills and industry experience are a valuable asset to our board in setting strategic vision and assessing future risks for our Company. Director Anderson currently serves on the board of directors for the Green Bay Packers.

2018

Jeffrey M. Keebler (48), Middleton, Wisconsin

Chairman of MGE Energy, Inc., and Madison Gas and Electric Company since October 1, 2018. President and Chief Executive Officer of MGE Energy, Inc., and Madison Gas and Electric Company since March 1, 2017. Prior thereto, he was Senior Vice President - Energy Supply and Planning of Madison Gas and Electric Company, a position he held since July 2015. Prior thereto, he was Assistant Vice President - Energy Supply and Customer Service, a position he held since January 2012. Director Keebler has been employed at Madison Gas and Electric Company since 1995. Director Keebler has a Master of Business Administration and has been involved in the public utility business for 25 years. His leadership experience and his knowledge of public utility operations bring an important perspective to our board. Director Keebler holds the following directorships:  director of ATC Management Inc. and ATC Development Manager Inc., director of the University of Wisconsin Research Park, and director of United Way of Dane County.

2017

Gary J. Wolter (65), Madison, Wisconsin

Past chairman of MGE Energy, Inc., and Madison Gas and Electric Company. Director Wolter was our Chairman, President and Chief Executive Officer until March 1, 2017. He had been an officer since 1989 and an employee since 1984. Director Wolter is an attorney and has been involved in the public utility business for more than 30 years. His experience with the Company, including its overall management and operations, is important as the Company transitions to new senior management. Director Wolter holds the following directorships:  vice chair of the Board of Authority at University of Wisconsin Hospitals and Clinics and director of National Guardian Life Insurance Company.

2000

Class III – Term Expiring in 2022

Mark D. Bugher (71), Bayfield, Wisconsin

Director Bugher is the retired director of the University Research Park, University of Wisconsin-Madison, a position he held for 15 years. Prior to joining the Research Park, he served the State of Wisconsin as Secretary of Administration from 1996 to 1999 and as Secretary of Revenue from 1988 to 1996. Director Bugher serves on the board of First Business Financial Services, Inc., as a member of the corporate governance committee and chairs the compensation committee. Director Bugher chairs the board of Marshfield Clinic Health System, a $2 billion multispecialty health care system. He is a recognized leader in the Madison business community and brings an understanding of the business environment and economy within our service area. As a result of his governmental service, Director Bugher has insights into public policies, priorities, and objectives that assist our board in evaluating longer-range trends that may affect the community we serve and our business. His experience at the University Research Park will assist with fiscal and strategic matters as well as with the evaluation of technology trends and developments that may affect the generation and distribution of electricity and the distribution of gas.

2010

F. Curtis Hastings (74), Madison, Wisconsin

Director Hastings is the retired Chairman of J. H. Findorff & Son, Inc., a large commercial and industrial construction general contractor and design builder, with which he had been associated for more than 39 years. We believe Director Hastings' experience with the management and oversight of a large company brings an important perspective to our board in its oversight of our operations. His particular knowledge of the construction industry assists our board in its understanding and oversight of the various significant construction projects we have undertaken over the past several years with respect to power plant construction, wind and solar generation project construction, environmental control projects, and the general construction activities that constitute a recurring part of an electric and gas utility's operations. He is familiar with the management and control of large projects, cost control, and schedule management. Director Hastings is a director and Audit Committee chair of National Guardian Life Insurance Company, a position he has held since 1981.

1999

James L. Possin (68), Madison, Wisconsin

Director Possin retired from active practice but maintains his CPA license. In 1976, Director Possin started working at Grant Thornton LLP, a registered public accounting firm. From 1990 to 2007, he was a partner where he advised on tax- and financial-related matters. Director Possin is a certified public accountant and holds degrees in accounting and law from the University of Wisconsin-Madison. Director Possin was a past member of the Audit, Finance, and Insurance Council of Oakwood Lutheran Homes Association, Inc. We believe Director Possin's background and current accounting and tax employment adds valuable accounting, tax, and financial reporting experience to our board. We believe his experience and familiarity with financial reporting principles and requirements will assist in our board's oversight of financial reporting and tax matters as well as the identification and management of financial risk exposures.

2009

*

Names, ages, and business experience as of December 31, 2019.

**

Date when first became a director of MGE. Directors Anderson and Berbee became directors of MGE Energy, Inc., in 2018. Director Keebler became a director of MGE Energy, Inc., in 2017. Director Bugher became a director of MGE Energy, Inc., in 2010. Director Possin became a director of MGE Energy, Inc., in 2009. Directors Dewey and Stolper became directors of MGE Energy, Inc., in 2008. The other persons became directors of MGE Energy, Inc., when it became the holding company of MGE in August 2002.

PROPOSAL 2 — APPROVAL OF MGE ENERGY, INC., 2021 LONG-TERM INCENTIVE PLAN

On February 21, 2020, our Board of Directors adopted, subject to shareholder approval at the Annual Meeting, the MGE Energy, Inc., 2021 Long-Term Incentive Plan (the Incentive Plan). The Incentive Plan will become effective as of the date it is approved by shareholders. It provides for the issuance of up to 500,000 shares in connection with awards made under the Incentive Plan.

Our board believes the Incentive Plan will be an important component of our employee compensation programs, since it will allow us the ability to compensate our employees and non-employee directors whose contributions are important to our success by offering them the opportunity to participate in our future performance while at the same time providing an incentive to build long-term shareholder value.

Summary of the Incentive Plan

We have summarized below the principal provisions of the Incentive Plan. However, because this summary may not be complete, it is qualified in its entirety by reference to the complete text of the Incentive Plan. We suggest that you read the complete text of the Incentive Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

Purpose. The purpose of this Plan is to attract, retain, and motivate key employees and non-employee directors of the Company by providing those employees and directors with stock-based incentives and rewards for performance of the Company. The Incentive Plan will allow us to achieve these purposes by providing for the grant of awards of restricted stock, restricted stock units, performance units, and dividend equivalents, or any combination of the foregoing.

Eligibility. We may grant awards to selected officers and selected key employees (including executive officers) of the Company and its subsidiaries and non-employee members of our Board of Directors. As of March 13, 2020, we had 12 employees and 8 non-employee directors who would be eligible to be considered for awards granted under the Incentive Plan. Decisions with respect to actual award recipients would be made by our board, in the case of non-employee directors, and by the Compensation Committee of the Board of Directors (the Committee), in the case of employees. Awards to key employees would be determined by the Committee on a case-by-case basis based upon, among other considerations, an assessment of the employee's actual and prospective contributions to Company performance and operations.

Administration. The Incentive Plan is expected to be administered by the board and the Committee. The board will authorize the grant of awards to the non-employee directors. The Committee, which consists entirely of "non-employee directors" within the meaning of Rule 16a-3 of the Securities Exchange Act of 1934, will be authorized to grant awards to employees and executive officers. Subject to the provisions of the Incentive Plan, the Committee will have the authority to: designate participants; grant awards; determine the type or types of awards to be granted to each participant and the number, terms, and conditions thereof; determine the performance goals with respect to awards and make the determination of any level of achievement of those performance goals; establish, adopt, or revise any rules and regulations as it may deem advisable to administer the Incentive Plan; and make all other decisions and determinations that may be required under the Incentive Plan.

Shares Available for Awards. We are proposing a share reserve under the Incentive Plan of 500,000 shares of our common stock, which represents 1.4 percent of our outstanding shares of common stock at March 13, 2020. We do not presently have any plans under which shares of common stock may be issued. Our 2006 Performance Unit Plan and recently adopted 2020 Performance Unit Plan provide solely for cash-based awards.

Shares subject to awards that are forfeited or repurchased by the Company will again be available for future grants of awards under the Incentive Plan. To the extent that the full number of shares subject to an award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued shares originally subject to the award will be added back to the plan share reserve. To the extent that an award is paid out in cash rather than shares, the shares that would have been issued will not replenish the plan share reserve. Shares delivered by the participant or withheld from an award to satisfy tax withholding requirements will not replenish the plan share reserve. The Committee may grant awards under the Incentive Plan in substitution for awards held by employees of another entity who become employees of the Company as a result of a business combination, and such substitute awards will not count against the plan share reserve.

Appropriate adjustments will be made in the number and class of shares reserved under the Incentive Plan, and the number of shares covered by outstanding awards, in the event of any change in our common stock through a stock split, stock dividend, reorganization, merger or similar change in our capital structure, or in the event of an extraordinary dividend or distribution to our shareholders, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan. In the event of a transaction described in the preceding sentence, or upon a sale of all or substantially all of the business or assets of the Company, unless otherwise specified in an award, the Committee is authorized to adjust equitably and proportionately the performance goals in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan.

Permissible Awards. The Incentive Plan authorizes awards of restricted stock, restricted stock units, performance units, and dividend equivalents, or any combination of the foregoing, as described below. The Incentive Plan does not authorize stock options or stock appreciation rights, and stock options and stock appreciation rights will not be granted under the Incentive Plan. Non-employee directors of the Company will not be granted performance units.

•

Restricted Stock: Restricted stock is an award of our common shares that are issued, subject to restrictions on transfer and possible forfeiture if the conditions for the removal of the restrictions are not met. The restricted shares are held in escrow by the Company until the restrictions have lapsed or the shares are forfeited. The restrictions may be based upon the passage of time, or the occurrence of other events, as determined by the Committee. A participant who holds restricted stock will be entitled to exercise full voting rights, unless otherwise determined by the Committee, and will be entitled to receive all dividends and other distributions paid with respect to those shares, subject to the same vesting conditions that apply to those shares. Restricted stock may be issued to employees and non-employee directors.

•

Restricted Stock Units: Restricted stock units are an award of the right to receive an amount per awarded unit equal to the fair market value of one share of our common stock, which may be earned in whole or in part upon attainment of vesting criteria established by the Committee. Holders of units do not have any rights as a shareholder. Restricted stock units may be issued to employees and non-employee directors. A restricted stock unit is expected to be settled in shares of common stock, subject, in the case of employees, to the Company's tax withholding obligations, and, in the case of non-employee directors, to the director's election to receive up to 25 percent in cash to the extent authorized by the board or set forth in the related award agreement.

•

Performance Units: Performance units represent the right to receive an amount per unit equal to the fair market value of one share of our common stock, which may be earned in whole or in part upon attainment of specified performance goals or other vesting criteria. The performance goals may be one or both of objective or subjective criteria determined by the Committee in connection with the grant of an award. Those goals may have threshold, target, and maximum levels of achievement that, if obtained, trigger a different level of payout. A unit may be settled for cash, shares of our common stock, or any combination of cash and shares. Holders of units do not have any rights as a shareholder. Performance units may only be granted to employees.

•

Dividend Equivalents: A dividend equivalent entitles the holder to receive the cash equivalent of all or a specified portion of the dividends declared and paid on a share of our common stock, subject to the same vesting conditions that apply to the restricted stock units or performance units. Dividend equivalents may be awarded in connection with the grant of restricted stock units and performance units. Dividend equivalents are only paid in cash upon the settlement of the restricted stock units or performance units.

Vesting Provisions. Awards under the Incentive Plan shall be subject to a minimum performance or vesting period of three years. However, the Committee may, at its discretion, accelerate, vest, or waive the vesting period for awards that (i) do not, in the aggregate, exceed 5 percent of the total number of shares authorized under the Incentive Plan; (ii) occur in connection with a change of control (as defined in the incentive plan); or (iii) occur in connection with the death, disability, retirement, or other termination of service of an award recipient.

Treatment of Awards upon a Change of Control. Upon a change of control, as defined in the Incentive Plan, and except as otherwise provided in an award agreement:

•

All restrictions on restricted stock, restricted stock units, and performance units shall lapse.

•

All performance goals under awards subject to performance-based vesting shall be deemed achieved at 100 percent of the target levels, and all other terms and conditions shall be deemed met, unless specifically provided otherwise in a participant's award agreement.

Transferability; Beneficiaries. No right or interest of a participant in any award may be pledged or encumbered to or in favor of any person other than the Company or an affiliate, or be subject to any lien, obligation, or liability of the participant to any person other than the Company or an affiliate. Except to the extent otherwise determined by the Committee with respect to awards, no award may be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution.

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign, and other taxes (including employment taxes) required by law to be withheld with respect to each award. An employee may satisfy those withholding obligations through the payment of cash, the withholding of shares having a fair market value equal to the tax to be withheld, or withholding from other compensation due the employee.

Clawback Policy. Performance-based awards under the Incentive Plan will be subject to the Company's clawback policy. Awards that are not subject to the attainment of performance goals, and vest solely upon the passage of a period of time, will not be subject to the clawback policy.

Amendment and Termination. No awards may be granted under the Incentive Plan after the tenth anniversary of the effective date of the plan.

The board may amend, suspend, or terminate the Incentive Plan at any time, except that no amendment may be made without the approval of the Company's shareholders if shareholder approval is required by applicable law or by the rules of any stock exchange on which the common stock may then be listed.

Summary of Federal Income Tax Consequences

The federal income tax consequences applicable to the Company and participants in connection with awards under the Incentive Plan are complex and depend, in large part, on the surrounding facts and circumstances. Under current federal income tax laws, a participant will generally recognize income, and the Company will be entitled to a deduction, with respect to grants of awards as follows:

Restricted Stock. A participant generally will not recognize taxable income upon an award of restricted stock. However, a participant who receives restricted stock will recognize as ordinary income at the time of the lapse of the restrictions an amount, subject to applicable tax withholding requirements, equal to the fair market value of the common stock at the time of such lapse over the amount, if any, paid for such shares. Alternatively, and if permitted by the Committee, a participant may make an election, within 30 days after the date of the grant, to recognize ordinary income on the date the restricted stock award was granted. The Company will be entitled to a deduction at the same time, in an amount equal to the income recognized by the participant, subject to any limit applicable under Section 162(m) of the Code.

Restricted Stock Units and Performance Units. A participant generally will not recognize taxable income upon an award of restricted stock units or performance units. A participant will recognize ordinary income in the year in which the shares subject to the award are actually issued or the amount of cash in lieu of such shares is paid to the participant, in an amount equal to the fair market value of the shares on the issuance date and/or the amount of any cash payable on the payment date, subject to applicable tax withholding requirements. The Company will be entitled to a deduction at the same time, in an amount equal to the income recognized by the participant, subject to any limit applicable under Section 162(m) of the Code.

Code Section 409A. To the extent that any award under the Incentive Plan is or may be considered to involve a nonqualified deferred compensation plan or deferral subject to Code Section 409A, the terms and administration of such award are intended to comply with the provisions of such section and final regulations issued thereunder.

Code Section 162(m). Section 162(m) of the Code generally limits to $1 million the amount that the Company is allowed each year to deduct for the compensation paid to any person who is or at any time on or after January 1, 2017, was, the Company's chief executive officer, chief financial officer, or one of the Company's three most highly compensated executive officers other than the chief executive officer or chief financial officer. All awards granted under the Incentive Plan will be subject to this deduction limit.

New Plan Benefits

Grants and awards under the Incentive Plan, which may be made to executive officers, other employees, or non-employee directors, are not presently determinable. If the shareholders approve the Incentive Plan, such grants and awards will be made at the discretion of the Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MGE ENERGY, INC., 2021 LONG-TERM INCENTIVE PLAN.

PROPOSAL 3 — RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee and our board have recommended that PricewaterhouseCoopers LLP (PwC) be retained as our independent registered public accounting firm in 2020. We are seeking ratification of that retention by our shareholders. PwC has served as our independent registered public accounting firm since 1993.

Representatives of PwC will be present at the Annual Meeting and will have the opportunity to make a statement if they choose to do so. They are also expected to be available to respond to appropriate questions.

Our Audit Committee approves each engagement of the independent registered public accounting firm to render any audit or non-audit services before the firm is engaged to render those services. The Chairman of the Audit Committee or other designated Audit Committee member may represent the entire Audit Committee for purposes of this approval. Any services approved by the Chairman or other designated Audit Committee member are reported to the full Audit Committee at the next scheduled Audit Committee meeting after such approval has been given. No exceptions to this approval process are allowed under the Audit Committee Charter; and thus, none of the services described in the following table were approved pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X, which otherwise would allow de minimus amounts of services to be provided without specific approval.

The following table presents fees for professional services rendered by PwC for the years ended December 31, 2019 and 2018. (Fees include amounts related to the year indicated, which may differ from amounts billed.)

Independent Registered Public Accounting Firm Fees Disclosure	2019 Fees	2018 Fees
Audit Fees (a)	$1,321,000	$925,000
Audit-Related Fees (b)	$169,537	$371,838
Tax Fees (c)	$119,000	$91,402
All Other Fees (d)	$284,101	$332,538

(a)

Professional services rendered for the audits of the financial statements, review of the interim financial statements, opinion on the effectiveness of our internal control over financial reporting for MGE Energy, and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC. Audit Fees for 2019 include professional services rendered in connection with implementation of a new enterprise resource planning system. Audit Fees for 2019 also include the adoption of new accounting standards.

(b)

Audit-Related Fees for 2019 and 2018 include professional services rendered in connection with utility commission-mandated obligations. Fees for 2018 also include professional services rendered in connection with Enterprise Forward project implementation review that included review of security and internal controls. Enterprise Forward is a strategic information technology management project aimed at transforming MGE into a digital integrated utility and includes replacement of enterprise resource planning and customer information system applications.

(c)

Tax Fees for 2019 and 2018 include review of federal and state income tax returns. Fees for 2019 also include review of an IRS Private Letter Ruling. Fees for 2018 also include Tax Reform services and tax planning.

(d)

Other Fees for 2019 and 2018 include advisory services with respect to the Enterprise Forward project.

THE AUDIT COMMITTEE AND THE BOARD RECOMMEND A VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We seek your advisory vote on the approval of the compensation paid to our named executive officers as described under "Executive Compensation - Compensation Discussion and Analysis" and the related compensation tables in this Proxy Statement. Because your vote is advisory, it will not be binding on our board or the Company. However, our board will receive and review the voting results and take them into consideration when making future decisions regarding executive compensation.

We believe our executive compensation policies and practices are effective in tying a significant portion of pay to performance, while at the same time providing competitive compensation that attracts and retains talented personnel and aligns the interests of our executive officers with those of our shareholders.

As described under "Executive Compensation - Compensation Discussion and Analysis," which can be found on page 29 of this Proxy Statement, we believe our annual executive compensation is competitive with the market, and our Compensation Committee considers market data obtained from Willis Towers Watson, its independent compensation consultant, to help establish compensation levels. Our board believes it has been careful and prudent in its approach to executive compensation and has generally taken a conservative approach, taking into account the impact of such programs on our cost to customers and returns to our shareholders. Our program for 2019 was based on cash compensation, consisting of salary and short-term and long-term incentive compensation. It did not include stock options, restricted stock, or stock awards. It did include a cash-based incentive intended to encourage attention to, and reward participants for, the performance of our stock over a long-term period. Our Compensation Committee monitors executive compensation programs and adopts changes to reflect the dynamic marketplace in which we compete for talent as well as general economic, regulatory, and legislative developments affecting executive compensation. As discussed more fully in Proposal 2, based on comments received from shareholders and market practice, we are proposing to include share-based awards in our incentive compensation programs starting in 2021, subject to shareholder approval at the Annual Meeting.

We will continue to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term shareholders.

You have the opportunity to vote "For," "Against," or "Abstain" from voting on the following resolution relating to executive compensation:

RESOLVED, that the shareholders of MGE Energy, Inc., approve the compensation of the Company's named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and related material disclosed in the Proxy Statement for the 2020 Annual Meeting of Shareholders.

THE BOARD RECOMMENDS A VOTE "FOR" ON THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 5 — ADVISORY VOTE ON SHAREHOLDER PROPOSAL - NOMINATE ENVIRONMENTAL EXPERT

TO THE MGE ENERGY BOARD OF DIRECTORS

A group of six shareholders, also known as the "Proponents," has submitted the following resolution and supporting statement for shareholder consideration at the 2020 Annual Meeting. The Proponents own a collective total of 2,713 shares registered in the name of the Proponents, or about 0.008 percent of the Company's total shares outstanding as of March 13, 2020. The Company does not have any information regarding whether such Proponents may beneficially own additional shares that are registered under another name or institution.

We are not responsible for the content of the proposal or the accompanying supporting statement, which are set forth below and appear exactly as submitted to the Company. Our board unanimously opposes this proposal by Proponents for the reasons set forth in our Board of Directors' Statement in Opposition, which follows the proposal.

Information regarding Proponents' names, addresses, and numbers of shares held will be provided upon written or oral request directed to the Corporate Secretary, MGE Energy, Inc., 623 Railroad Street, Madison, Wisconsin 53788, telephone (608) 252-7000.

Resolved:

Shareholders request that, as elected board directors' positions are filled, a candidate be recommended by Corporate Governance Committee and nominated by the board who:

•

has a high level of expertise and experience in at least one of the following areas of expertise; environmental health, climate change, or public health, related to and relevant to electricity and natural gas production and distribution, as reasonably determined by the board.

•

would be widely recognized in the energy production, public health, or environmental communities as an authority in such field/fields.

•

will qualify, subject to exceptions in extraordinary circumstances explicitly specified by the board, as an independent director, as defined in the applicable Nasdaq Stock Market, Inc., listing standards.

Supporting Statement:

Climate change is having serious disruptive effects on many businesses, particularly energy providers. MGE Energy will be expected to make radical changes over the next 20 years, to deal with reducing their contribution to the carbon dioxide released from the use of fossil fuels and to respond to climate change induced problems such as increased frequency of extreme weather events. The board can expect a higher level of analysis and interest regarding their ability to implement change to successfully deal with climate change risks. This increased scrutiny will come from potential new employees, shareholders, rate payers and regulators.

For the last two years MGE Energy has embarked on a commendable path aimed at reducing fossil fuel carbon emissions as is evidenced by the 2030 Energy Framework and the commitment to net-zero carbon electricity by 2050. Effective implementation of these plans and goals is essential to the future economic success of the company. Strong leadership from the board will be critical in meeting these goals. This board level leadership must include in depth knowledge and awareness of the risks and opportunities presented by a changing climate. The required scientific familiarity might include public health, sustainability, environmental health, and climate change/atmospheric science. A lack of this expertise may lead to a lack of confidence from investors as well as hindering efforts to continue MGE's successful performance.

While current board members may have an interest in and peripheral knowledge of environmental issues, this is no substitute for actual expertise recognized by both the scientific and business communities. We shareholders believe that expertly addressing climate change issues at the strategic board level is necessary to insure the future success of MGE Energy.

Board of Directors' Response

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION: The Board of Directors recommends voting "AGAINST" the advisory proposal entitled "Nominate Environmental Expert to the MGE Energy Board of Directors."

The resolution is unnecessary because:

•

The board's current process for identifying and nominating directors with a breadth and diversity of experience ensures for the selection of nominees who are well-qualified to serve on the board;

•

The obligations and responsibilities of all board members require that they oversee management in the best interests of all shareholders and not be overly focused on a single issue;

•

The board has complete access to the Company's senior management and regularly collaborates with and seeks input from internal and external subject matter experts, including environmental experts, in its decision-making on matters of corporate business and strategy; and

•

The board's recruitment of well-qualified directors has resulted in a board that has already demonstrated proven environmental leadership, including seeking deep decarbonization and addressing climate change.

The board's Corporate Governance Committee reviews candidates for the board and makes nominations of appropriate candidates for election to the board. As stated in the Corporate Governance Guidelines, the candidate review criteria include characteristics such as integrity, business experience, knowledge, and independence of judgment as well as diversity in business backgrounds to bring different experiences and perspectives to the board. Diversity in personal background, race, gender, age, and nationality are considered in choosing candidates. Given the complexity of the industry in which we operate, the board also values relevant industry-specific experience.

The obligations and responsibilities of all board members require that they oversee management in the best interests of all shareholders and not be overly focused on a single issue.

MGE Energy directors bring broad and varied leadership experience, skills, and perspectives relevant to the oversight of MGE as a regulated utility and as your community energy company. This breadth of experience and diversity is important since a director's fiduciary obligations are not limited to any single issue. Each director is expected to examine all major issues affecting an organization and must be committed to the highest ethical standards, accountability, transparency, and open dialogue with one another and with management to provide effective oversight.

Environmental management and oversight are core business functions that the entire board has a responsibility to oversee, just as it oversees performance of all other core business functions—no core area of our business, whether environmental, financial, or otherwise, should be dependent on the expertise of a particular director. Our comprehensive approach to oversight encourages all of our directors to initiate discussion at any time, either directly or through our Lead Independent Director, on any areas of concern. Individual business functions, including environmental management, are not overseen by individual board members but rather the entire board.

The board regularly collaborates with and seeks input from internal and external subject matter experts, including environmental experts, in its decision-making on matters of corporate business and strategy.

Our active, engaged board has ten regularly scheduled meetings per year, in addition to committee meetings. Meetings are structured to provide for regular presentations by and dialogue with MGE management and subject matter experts on a wide variety of topics relevant to their oversight of the Company.

The board's access to and use of internal and external expertise includes environmental expertise, with regular engagement on environmental strategy, performance, and risks. The board also has engaged and plans to continue to engage widely recognized scientific experts on topics related to climate change.

The board met with experts from the Center for Climatic Research at the University of Wisconsin-Madison's Nelson Institute for Environmental Studies and the Wisconsin Initiative on Climate Change Impacts to learn from their expertise on climate change science, scenarios, and projections. The board's engagement with the initiative's lead scientist detailed how climate change is affecting Wisconsin. This is in addition to the board's and Company management's regular engagement on emerging environmental risks and risk mitigation from internal subject matter experts. MGE management brings considerable environmental expertise as well as expertise in environmental law to the Company.

Other recent examples of collaborative efforts by the Company, under the board's leadership and oversight, related to environmental expertise include:

•

MGE's work with scientists from the University of Wisconsin-Madison's Nelson Institute for Environmental Studies. The board has discussed the 2019-2020 work of these experts to evaluate our net-zero carbon electricity goal and strategies for achieving deep decarbonization by mid-century, one of the most aggressive sustainability goals in the industry.

•

MGE's participation with the Electric Power Research Institute (EPRI) on its Energy Sustainability Interest Group, the largest sustainability-focused group of its kind in the electric power industry. Since 2014, MGE also has participated in EPRI's Sustainability Benchmarking for Utilities Project, which advances technical research around what is a sustainable electric power company and how it can support sustainable generation, delivery, and utilization of electric power to its customers.

•

MGE's work with an independent third party to oversee expansion of the Company's Environmental Management System, which now evaluates, prioritizes, and manages environmental risks across the Company.

•

MGE's participation in the Wisconsin Department of Natural Resources Air Management Study Group. A representative from MGE's environmental affairs team serves on this working group, which studies a broad range of issues and emerging issues related to state and federal policy and air quality and which collaborates to develop workable solutions.

Board members also have direct access to a network of resources and ongoing educational opportunities that support their ability to provide effective oversight and governance on a broad range of critical issues. This direct access includes director training and resources from:

•

The National Association of Corporate Directors, an organization dedicated to advancing broad-based director education, including on governance and emerging issues;

•

PricewaterhouseCoopers (PwC), which offers events and resources for directors to stay current on environmental, social, and governance (ESG) topics, risk, and other board responsibilities; and

•

The Edison Electric Institute (EEI) and the American Gas Association (AGA), which also offer ESG-related topics specific to our industry.

More information about access to management and outside advisors is included in the MGE Energy Corporate Governance Guidelines available at mgeenergy.com/corpgov.

The board and MGE management have a demonstrated record of commitment to superior environmental performance and environmental leadership, including seeking deep decarbonization and addressing climate change.

The board and MGE management have made carbon-reduction commitments that are among the most aggressive in the industry as evidenced by the Company's goal of net-zero carbon electricity by 2050. Reducing carbon emissions is a key component of the Company's strategic business planning. MGE's public commitment to net-zero carbon electricity is based on the latest climate science from the Intergovernmental Panel on Climate Change. This commitment is a powerful demonstration of significant environmental leadership.

The board and MGE management also are committed to superior environmental performance in Company operations and to continuous improvement in environmental performance. The Company has metrics, benchmarking tools, and programs to ensure its standard of environmental excellence is met.

The board and MGE management have created a culture of environmental sustainability and risk management. Information on environmental performance is routinely shared and discussed with the board, and the board considers environmental performance in its reviews of overall corporate performance and incentive compensation goals. Significant environmental issues and risks are reviewed by management and the board to ensure compliance with the Company's environmental processes, procedures, objectives, and values. The Company pursues continuous improvement in its proactive approach to Company-wide sustainability, risk assessment, and mitigation.

In addition to the achievements and practices discussed above, the Company's commitments are further illustrated by the following:

•

MGE's commitment to environmental transparency and accountability. The Company annually produces an Environmental and Sustainability Report. The report is reviewed with the board. It is organized to be responsive to the disclosure recommendations identified by the Task Force on Climate-related Financial Disclosures (TCFD) to help investors, customers, and other stakeholders better understand the Company's strategies, challenges, and opportunities. For more information, please refer to our corporate website at mgeenergy.com/environment.

•

MGE's utilization of the EEI ESG/sustainability reporting templates for disclosures relating to environmental performance, sustainability, and governance. Use of these voluntary templates serves to provide consistency and transparency in disclosures across the utility industry.

•

MGE's designation as a Green Master. MGE was the first utility statewide to be recognized as a Green Master by the Wisconsin Sustainable Business Council. This voluntary, statewide benchmarking program recognizes companies for their leadership in sustainability and environmental performance.

Directors understand that environmental performance, sustainability, and deep decarbonization are integral to the Company's long-term success. Under the board's oversight, the Company's commitment to its goals—and its numerous initiatives, investments, and projects to advance and realize these goals—represent outstanding environmental leadership.

In summary, the action requested by this resolution is unnecessary because the MGE Energy Board of Directors has already demonstrated its commitment to environmental sustainability and is a leader in the industry in its pursuit of deep decarbonization with regular input, advice, and collaboration with environmental experts. The board has shown itself more than capable of overseeing and ensuring excellent environmental performance and providing outstanding strategic leadership, including with respect to issues of climate change. Moreover, the board believes that directors should bring diverse backgrounds and experiences beneficial to the Company and the board's oversight role on behalf of shareholders.

For the above reasons, your Board of Directors recommends a vote "AGAINST" this proposal.

TRANSACTION OF OTHER BUSINESS

Our Board of Directors does not intend to present any business for action by our shareholders at the meeting except the matters referred to in this document. If any other matters should be properly presented at the meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with the recommendations of our Board of Directors.

Whether or not you expect to attend the meeting, please complete, sign, date, and promptly return your proxy card in the enclosed postage-paid envelope, call the toll-free number, or go to the website.

BENEFICIAL OWNERSHIP

Beneficial Ownership of Common Stock

The following table lists the beneficial ownership of our common stock as of December 31, 2019 (except as otherwise noted), of each director and nominee, the individuals named in the Summary Compensation Table and the directors and executive officers as a group, and each shareholder known to us to be the beneficial owner of more than 5 percent of our outstanding common stock. Except as noted, the indicated owner has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned		Percent of Outstanding Common Stock
Marcia M. Anderson	337		*
James G. Berbee	1,985		*
Mark D. Bugher	1,380		*
Londa J. Dewey	4,500		*
F. Curtis Hastings	6,614		*
Lynn K. Hobbie	7,840	(1)(2)	*
Jeffrey M. Keebler	2,303	(1)	*
Jeffrey C. Newman	7,746	(1)(2)	*
Donald D. Peterson	769	(2)	*
James L. Possin	2,522		*
Cari Anne Renlund	34	(1)	*
Thomas R. Stolper	5,100		*
Gary J. Wolter	19,964	(1)(2)	*
All directors and executive officers as a group (13 persons)	61,093		*
The Vanguard Group, Inc.	3,651,498	(3)	10.53%
BlackRock, Inc.	2,547,469	(4)	7.3%

*

Less than 1 percent.

(1)

L. Hobbie, J. Keebler, J. Newman, C. A. Renlund, and G. Wolter are directors of Madison Gas and Electric Foundation, Inc., and, as such, have shared voting and investment power in an additional 18,000 shares of our common stock held by the Foundation. Those shares are not shown in the numbers in the table. The Foundation was formed by, and receives contributions primarily from, MGE, which contributions are used for charitable purposes.

(2)

Includes common stock held by executive officers and retired executive officers in the MGE 401(k) defined contribution plan with respect to which those persons have sole voting and investment power: L. Hobbie, 121 shares; J. Newman, 164 shares; G. Wolter, 293 shares; D. Peterson, 637 shares.

(3)

Information contained on Schedule 13G filed with the SEC for the year ended December 31, 2019, by The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Schedule 13G reported 3,651,498 shares of common stock as being beneficially owned as of December 31, 2019.

(4)

Information contained on Schedule 13G filed with the SEC for the year ended December 31, 2019, by BlackRock, Inc., 55 East 52nd Street, New York, New York 10055. The Schedule 13G reported 2,547,469 shares of common stock as being beneficially owned as of December 31, 2019.

Our board believes directors and executive officers should be shareholders and have a financial stake in the Company. On January 19, 2018, MGE Energy's Board of Directors adopted guidelines for its directors and officers intended to increase their alignment with shareholders concerning the long-term performance of our common stock. The guidelines measure that alignment through a combination of minimum stock ownership and long-term compensation awards that are directly tied to the performance of our stock. The guidelines expand upon the prior "Share Ownership Requirements" in MGE Energy's Corporate Governance Guidelines.

The guidelines vary by position. For officers, they are equal to a multiple, ranging from one to three, of base salary. For directors, they are equal to three times the annual cash retainer (excluding retainers for lead director service and board committee chair service). The guidelines provide for a transition period of five years for officers and three years for directors from adoption, or from election, in the case of new directors or executive officers, to meet the guidelines.

An officer or director can meet the guidelines through a combination of (i) shares of common stock and (ii) units awarded under the MGE Energy 2006 Performance Unit Plan, the MGE Energy 2020 Performance Plan, and dividend equivalents in respect of those units, in the case of officers, or units awarded under the MGE Energy 2013 Director Incentive Plan and dividend equivalents in respect of those units, in the case of directors. Units awarded under the 2006 Performance Unit Plan or the 2013 Director Incentive Plan represent the right to receive a cash payment that is directly dependent on the performance of MGE Energy's common stock over a defined period of time and, therefore, ties a portion of the award holder's compensation to that performance. The previous requirement to purchase a minimum $25,000 of MGE Energy common stock has been incorporated into the enhanced guidelines and those shares can be used to meet the new guidelines. Pending approval of the 2021 Long-Term Incentive Plan, we do not have any stock award plans in which we issue shares of our common stock. Shares owned by our directors and officers have not been acquired or received as a result of stock option exercises, stock awards, or awards of restricted stock.

BOARD OF DIRECTORS INFORMATION

Overview

Our board takes seriously its responsibility and accountability to shareholders and their interests and appreciates the trust and confidence that shareholders have placed in corporate leadership to oversee the Company and to manage investors' capital wisely. Each director is committed to the highest ethical standards, accountability, and open dialogue with one another and with management. The board believes that a range of skills and perspectives among directors helps provide effective oversight.

The board is elected to oversee management's performance, although management is responsible for managing the day-to-day operations of the Company. The board reviews the Company's long-term strategic plan, business initiatives, major capital projects, and budget matters.

Also included in the areas over which our board provides oversight are the Company's:

•

Environmental and sustainability performance.

•

Enterprise-wide risk assessment.

•

Strategic projects and investments.

•

Trends in new technologies and industry changes.

Board members bring a breadth of experience and diversity to their service as directors, which helps them in their oversight of the Company. In addition, directors are kept informed and educated through collaboration with and numerous presentations by officers of the Company and various subject matter experts, including experts from outside the Company, industry and director training opportunities, and reports provided to them by senior management on a regular basis. Topics include:  business and investment strategy, environmental and sustainability topics, regulatory matters, customer services and expectations, financial and business operations, technology trends, new products and services, community engagement, energy planning and reliability, and risks faced in the Company's business operations, among others.

Governance

Board Leadership and Structure

Our Lead Independent Director has extensive authority and responsibility in ensuring the board meets its responsibilities for Company oversight. Director Hastings, who is an independent member of our board as determined under the guidelines adopted by the Nasdaq Stock Market, Inc., serves as our Lead Independent Director. Director Hastings has served as a board member since 1999 and has served as our Lead Independent Director since May 2019 following the retirement of our previous Lead Independent Director.

The board has structured the role of our Lead Independent Director to fulfill the important requirements of strong, independent leadership on the board. The Lead Independent Director is responsible for the following:

•

Board Leadership: The Lead Independent Director is empowered to call meetings of the board or executive sessions. The Lead Independent Director also chairs executive sessions of the directors; provides input to the Chairman on the scope, quality, quantity, and timeliness of the information provided to the board; and serves as a nonexclusive conduit to the Chairman of views and concerns of our directors.

•

Corporate Governance Committee Leadership: The Lead Independent Director chairs our Corporate Governance Committee, which evaluates on an ongoing basis the composition and structure of our board and assists in board recruitment, refreshment, and succession planning.

As the individual with primary responsibility for managing the Company's day-to-day operations, our CEO is best positioned to chair regular board meetings as we discuss key business and strategic issues. This structure provides independent oversight while avoiding unnecessary confusion regarding the board's responsibilities and day-to-day management of business operations. Given the complexity of the industry, its operations, and regulatory environment, the board believes having an experienced industry executive as our Chairman, combined with a strong Lead Independent Director, is the appropriate structure for the Company.

How Our Board Operates

Our board is very active and engaged. Each year, there are ten regularly scheduled meetings of the board, in addition to committee meetings. The board believes these meetings help directors stay abreast of industry and Company developments.

Board meetings are held at the Company's corporate headquarters in Madison, Wisconsin. They are structured to provide for regular presentations by, and active dialogue with, MGE management. Subject matter experts from across the Company regularly present to the board on issues of strategic importance. These regular interactions provide useful information and insight relative to critical business initiatives and corporate strategy, including financial performance, environmental performance, risk management and oversight, and corporate succession planning. In addition, the board takes advantage of external expertise as needed on key strategic topics.

Shareholder Engagement and Outreach

We are committed to accountability and transparency and believe that understanding and considering shareholder perspectives advances those priorities. Our investor relations efforts also help executive management and the board understand how investors view the Company's policies and practices, strategies and long-term direction, and help leadership assess and address emerging areas of interest to investors.

Officers engage shareholders in several ways, including:

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Discussions with a number of our institutional shareholders:

o

Our Chief Financial Officer, Secretary and Treasurer joins other members of senior management to discuss with large shareholders our business strategy for a more sustainable future and related new initiatives, financial performance, board oversight, and general corporate governance matters.

o

Shareholder feedback from these discussions is shared with board members.

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Presentations at industry conferences and investor meetings.

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Meetings with analysts and investment firms.

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Annual advisory vote on "say on pay."

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Annual disclosure documents, including financial and environmental and sustainability reports.

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Opportunities to ask questions at the Annual Meeting of Shareholders, which are answered either at the meeting or in follow-up after the meeting.

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Review of Annual Meeting proxy voting results to understand voting and any shareholder comments.

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Responses to inquiries taken through the Company's investor site, board email, and in-house Shareholder Services staff.

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Six shareholder newsletters published annually and our investor site, which is updated regularly.

These efforts are in addition to the Company's regular and ongoing investor relations program.

Board Assessment and Evaluation

The board conducts an annual Board of Directors assessment. The assessment includes an extensive survey that covers board structure, board meetings, board committees, key board responsibilities, and board management.

In addition, the board periodically evaluates the directors' expertise and experience. This evaluation serves as part of its review before nominating slates of directors for election and as part of its succession planning to consider and to choose new directors. This evaluation covers key professional skills, diversity, and breadth of community and other business experience and knowledge and includes financial expertise, business development, strategic planning, business operations, cybersecurity, sustainability, business processes and effectiveness, information technology, and community engagement.

Board Oversight of Environmental and Sustainability Performance

Our board has oversight of the Company's environmental and sustainability performance. This oversight includes review of environmental risks and mitigation as well as assessment of current and/or future environmental regulations. It also includes review of the Company's environmental and sustainability performance. Directors understand sustainability is integral to the Company's long-term success and share management's commitments in these areas, from long-term and strategic direction to day-to-day business practices throughout the organization.

The board takes seriously its responsibility to oversee environmental performance of the Company. Board members bring a variety of expertise to this responsibility, for example, oversight and administration related to environmental areas, education and training related to environmental matters, and experience holding managerial and/or public positions with environmental purview.

The board also draws on external expertise as appropriate for education on key topics relevant to its risk oversight responsibilities. For example, in summer 2018, the board met with experts from the Center for Climatic Research at the University of Wisconsin-Madison's Nelson Institute for Environmental Studies and the Wisconsin Initiative on Climate Change Impacts to learn from their expertise on climate change science, scenarios, and projections.

The board receives timely and relevant information on a regular basis related to the Company's environmental and sustainability initiatives. The following topics have been reviewed and discussed by the board in 2019:

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MGE's Energy 2030 Framework and 2050 goals and related initiatives.

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Our annual Environmental and Sustainability Report.

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Our utilization of and disclosures in the Edison Electric Institute's (EEI) voluntary ESG/Sustainability reporting templates.

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Current and emerging environmental risks and risk mitigation.

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New company initiatives and investments. In 2019, these initiatives and investments included our:

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Goal of net-zero carbon electricity by 2050.

o

New Saratoga wind resource.

o

Approval of large-scale solar generation investment.

o

Approval for expansion of its Shared Solar program for customers.

o

Approval of solar projects designed under MGE's Renewable Energy Rider.

Since announcing the Company's Energy 2030 Framework in November 2015, MGE has developed projects that are expected to increase the Company's owned renewable generation capacity by approximately 600 percent by year-end 2021.

Energy 2030 Framework and Net-Zero Carbon Electricity by 2050

In November 2015, our regulated utility, MGE, introduced its Energy 2030 Framework, which lays out our foundational objectives and strategic direction for building customer and shareholder value. It includes defined clean energy goals and provides for a cost-effective, long-term business strategy for a more sustainable future. Energy 2030 continues the Company's transition to greater sustainability already underway since 2005.

Under Energy 2030, MGE is working with its customers to:

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Supply at least 30 percent of its delivered electricity from renewable sources by 2030.

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Reduce carbon dioxide emissions at least 40 percent from 2005 levels by 2030.

In May 2019, the Company announced a goal of net-zero carbon electricity by 2050. The Company has said that if it can go further faster by working with its customers, it will. Achievement of that goal will depend on, among other things, the timing, scope, and relative costs of technological developments, customer participation in programs and partnerships, and regulatory support.

The Company has numerous initiatives to advance its goal of net-zero carbon electricity. These initiatives include:

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Building new renewable generation resources;

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Advancing the electrification of transportation;

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Increasing engagement around energy efficiency; and

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Providing customers innovative products and services (e.g., a community-based Shared Solar program, a smart thermostat demand response program to reduce energy use, and a renewable energy program for large customers).

We are continuing down a path to achieve a more sustainable energy supply mix using the modern, most cost-effective technologies to provide customer and shareholder value. To learn more about some of MGE's projects and programs to achieve deep decarbonization, visit www.mgeenergy.com/environment.

Carbon Dioxide Reductions

Reducing carbon emissions is a key component of our strategic business planning. MGE's carbon dioxide reduction target under Energy 2030 is consistent with the U.S. emissions targets for the 2030 timeframe established as part of the Paris Agreement on climate change. In addition, the Company is working toward deep decarbonization, targeting net-zero carbon electricity by 2050.

In October 2018, the Intergovernmental Panel on Climate Change (IPCC) released a report that analyzed a 1.5-degree scenario as compared to a 2-degree scenario in the U.S. Mid-Century Strategy for Deep Decarbonization (MCS). Both the IPCC report and the MCS rely on decarbonizing electric generation, using energy efficiently, and electrifying other energy uses, including transportation. These are the strategies MGE is pursuing and will continue to pursue to achieve deep decarbonization. Using these strategies, MGE expects to reduce carbon emissions as quickly as the state of evolving technology allows consistent with meeting our obligation to serve.

In 2019, MGE began working with scientists from the University of Wisconsin-Madison's Nelson Institute for Environmental Studies to evaluate the Company's net-zero carbon by 2050 goal in the context of the IPCC October 2018 special report on global warming of 1.5 degrees Celsius. The board discussed the 2019-2020 work of these experts to evaluate our net-zero carbon electricity goal and strategies for achieving deep decarbonization by mid-century.

MGE already had been on a path to reduce carbon emissions at least 80 percent by 2050, which aligns with the goals of the MCS. The MCS is the U.S. strategy for meeting the goals of the Paris Agreement on climate change to limit global temperature increases to 2 degrees. MGE's net-zero carbon by 2050 goal is consistent with the 1.5-degree scenario contemplated in the IPCC's October 2018 special report and exceeds the U.S. emissions targets and the 2-degree scenario under the U.S. MCS.

As part of its ongoing assessment of corporate performance, the Board of Directors regularly reviews how well the Company is advancing its overall goals around carbon emissions reductions as well as progress on its specific strategies for deep decarbonization.

Additional information related to the Company's carbon emissions reductions is available at mgeenergy.com/environment.

We have reviewed the recommendations of the Task Force on Climate-Related Financial Disclosures (TCFD), performed an analysis of our disclosures relative to the TCFD recommendations, and determined that our disclosures are substantially consistent with the TCFD guidance and recommendations.

Business Operations

In addition to its Energy 2030 Framework and net-zero carbon goal, the Company is committed to reducing its environmental impacts across all areas of the organization. For example, in 2019, the Company:

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Earned the Green Masters designation for the sixth consecutive year from the Wisconsin Sustainable Business Council. The voluntary statewide benchmarking program evaluates participants in nine key areas related to sustainability. Only the top 20 percent of applying companies receive the Green Masters designation. MGE was the first utility to be awarded the distinction in 2014.

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Continued efforts to expand the scope of its renewed five-year contract with the Wisconsin Department of Natural Resources for its Green Tier certification. Our primary goal in the expanded contract is to cover all MGE operations under our Environmental Management System (EMS). An EMS is a continuous improvement process that evaluates, prioritizes, and manages environmental risks. MGE has employed an independent third party to oversee the expansion of the Company's EMS. The independent third party's expertise in risk management and compliance is helping MGE to identify operational and environmental risks and to evaluate those risks under the scope of the expanded EMS. MGE was the first electric utility to take part in the pilot program and remains the only electric utility, and one of only five Wisconsin companies, to be certified at the highest level of Green Tier.

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Utilized the EEI ESG/Sustainability reporting templates, which are voluntary and industry-specific. The quantitative reporting template discloses data and information related to MGE's portfolio (generation and capacity), emissions, capital expenditures, and human and natural resources. The qualitative reporting template includes information related to the Company's management and oversight of strategies for transitioning toward deep decarbonization and greater sustainability.

To learn more about the Company's environmental initiatives, please see our Environmental and Sustainability Report and EEI ESG/Sustainability reporting templates at www.mgeenergy.com/environment. The Company's annual Environmental and Sustainability Report and its EEI ESG/Sustainability reporting templates, combined with other disclosures by the Company, are substantially consistent with guidance and recommendations from the TCFD.

Risk Assessment and Oversight

Enterprise-wide risk assessment and oversight are fundamental responsibilities of our board. Directors are involved in the process of overseeing the primary risks we face in the conduct of our business. Trends in economic, business, and commodity market conditions and trends in legislative and regulatory initiatives are reviewed by the board as part of the Company's Enterprise Risk Management program.

The board receives on an ongoing basis information from management related to key business risks and mitigation strategies. These business risks include existing and emerging risks related to environmental performance and sustainability, information technology systems and cybersecurity, operational risks, financial risks, reliability risks, and regulatory risks.

Our board engages in a comprehensive risk assessment and mitigation review biannually. In addition, on a biennial basis, our board and all Company officers engage in a comprehensive risk assessment and mitigation review, the last occurring in 2019. This broad-based exercise serves to complement ongoing and regular presentations and reports from Company officers and subject matter experts on risk and emerging risk identification, assessment, and mitigation strategies. Our comprehensive approach encourages all of our directors to initiate discussion at any time, either directly or through our Lead Independent Director, on any areas of concern, including risk identification and assessment, controls, management, and oversight. The board and MGE management have created a culture of environmental sustainability and risk management. All officers of the Company take ownership in and are accountable for managing and mitigating corporate risk.

For more detailed information on risk factors, please see Item 1a of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2019.

Committees

Our board has four standing committees, the principal responsibilities of which are described below. The following table sets forth the membership of each committee and the number of meetings held during 2019:

Name	Audit Committee	Compensation Committee	Executive Committee	Corporate Governance Committee
Marcia M. Anderson	X	X		X
James G. Berbee	X			X
Mark D. Bugher	X	X (2)	X	X
F. Curtis Hastings (1)	X	X	X (2)	X (2)
Jeffrey M. Keebler			X
James L. Possin	X (2)			X
Gary J. Wolter			X
Number of Meetings	5	5	0	2

(1)

Lead Independent Director

(2)

Committee Chairperson

Corporate Governance Committee

The Corporate Governance Committee is responsible for taking a leadership role in shaping corporate governance of the Company and in officer and director succession planning. The committee reviews and makes recommendations to the board on an ongoing basis regarding corporate governance policies and practices for the Company. The committee also reviews and makes recommendations on board and committee organization, membership, function, and effectiveness.

Our board has adopted a Corporate Governance Committee Charter and Corporate Governance Guidelines, which are posted on our website at www.mgeenergy.com/governance. More information regarding our corporate governance practices can be found on our website.

The board has determined that no member of the Corporate Governance Committee has a material relationship with the Company and that every member of the committee is independent under the listing requirements of Nasdaq Stock Market, Inc., and the Company's Directors Independence Standards.

On January 19, 2018, our Corporate Governance Committee adopted a "Clawback Policy" on incentive compensation. That policy was updated on February 21, 2020, to cover cash-based performance awards expected to be made under our 2020 Performance Unit Plan that was adopted on that same date. See "Executive Compensation - Compensation Discussion and Analysis - Executive Summary."

The Corporate Governance Committee also reviews candidates for our board and makes nominations of appropriate candidates for election to the board. As stated in our Corporate Governance Guidelines, the candidate review criteria includes characteristics such as integrity, business experience, knowledge, and independence of judgment, as well as diversity in business backgrounds in order to bring different experiences and perspectives to the board. Diversity in personal background, race, gender, age, and nationality, for the board as a whole, may be taken into account in considering candidates. While screening candidates, the committee will examine potential conflicts of interest including interlocking directorships and substantial business, civic, and social relationships with other members of the board that could impair a prospective board member's ability to act independently.

Given the complexity of the industry in which we operate, the board also values experience. Under the Company's retirement guidelines for directors, employee directors may not continue to serve as a director unless requested to do so by the board; and other directors are expected to retire not later than the date and time of the Annual Meeting of Shareholders following the date on which he or she attains the age of 75, unless requested to remain by the board.

The Corporate Governance Committee also considers qualified director candidates suggested by our shareholders. Shareholders can suggest candidates by writing to MGE Energy, Inc., Post Office Box 1231, Madison, Wisconsin 53701-1231, Attention: Corporate Secretary. Submissions should describe the candidate's background, experience, and ownership of our shares and otherwise address the factors considered by the committee as described in our Corporate Governance Guidelines posted on our website at

www.mgeenergy.com/governance. The Corporate Governance Committee will apply the same standards in considering candidates recommended by shareholders as it applies to other candidates. In 2020, the director nominees are currently members of our board.

Audit Committee

Our board has an Audit Committee that oversees our relationship with our internal auditors and independent registered public accounting firm and discusses with them the scope and results of their audits, accounting practices, and the adequacy of our internal controls. The Audit Committee also reviews all "related party transactions" for potential conflict of interest situations. A related party transaction is a transaction between us and our directors, executive officers, or their immediate family members that are required to be disclosed pursuant to applicable SEC rules. See "Related Person Transactions" below. The committee has a written charter that is posted on our website at www.mgeenergy.com/governance.

The Audit Committee has established a policy to preapprove all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Preapproval is generally provided for up to one year. Any preapproval is detailed as to the particular service or category of services and is subject to a specific budget. Once preapproved, the services and preapproved amounts are monitored against actual charges incurred and modified if appropriate.

Our board has determined that no Audit Committee member has a material relationship with the Company and every member of the committee is otherwise independent under the listing requirements of the Nasdaq Stock Market, Inc., and the Company's Directors Independence Standards set forth in our Corporate Governance Guidelines. In addition, all Audit Committee members must meet the heightened standards for independence for Audit Committee members imposed by the SEC. Under those heightened standards, a director may not serve on the Audit Committee if the director (i) has received any consulting, advisory, or other compensatory fees from us (other than in his or her capacity as a director) or (ii) is affiliated with us or any of our subsidiaries. All Audit Committee members meet the heightened standards. The board has determined that all members of the Audit Committee are considered "audit committee financial experts."

Compensation Committee

The function of the Compensation Committee is to review the salaries, fees, and other benefits of officers and directors and recommend compensation adjustments to the board. The board has determined that each of the members of the Compensation Committee has no material relationship with us and is otherwise independent under the listing requirements of Nasdaq Stock Market, Inc., and the Company's Directors Independence Standards.

In addition, all Compensation Committee members must meet additional independence standards. Under those standards, a director may not serve on the Compensation Committee if the director has received any consulting, advisory, or other compensatory fees from us (other than in his or her capacity as a director). All Compensation Committee members meet the heightened standards.

Compensation Committee members take into consideration performance on both short- and long-term corporate strategy, among other factors, when evaluating executive compensation. The Compensation Committee also considers performance goals that are critical to Company performance. These goals include earnings, system reliability, and customer satisfaction. In addition, the board also considers numerous qualitative performance measures that are critical to our business success, including financial strength, environmental performance, cost containment, business operations, safety and efficiency, and progress on corporate initiatives and projects.

The board has adopted a Compensation Committee Charter, which is posted on our website at www.mgeenergy.com/governance. See "Executive Compensation - Compensation Discussion and Analysis - Role of the Compensation Committee" for further information regarding the role of the Compensation Committee in our executive compensation programs.

Executive Committee

The Executive Committee acts in lieu of the full board and between meetings of the board. The Executive Committee has the powers of the board in the management of our business and affairs, except action with respect to dividends to shareholders, election of principal officers, or the filling of vacancies on the board or committees created by the board. Since our board meets ten times a year, there has not been a need for the Executive Committee to meet or take action.

Director Independence

Our board makes an annual assessment of the independence of our directors under the independence guidelines adopted by Nasdaq Stock Market, Inc. Those guidelines are generally aimed at determining whether a director has a relationship which, in the opinion of our board, would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. The guidelines identify certain relationships that are considered to affect independence, such as a current or past employment relationship with us, the receipt by the director or one of his or her family members of compensation in excess of $120,000 from us for other than board or board committee service and commercial relationships exceeding specified dollar thresholds. These guidelines also are reflected in our Corporate Governance Guidelines, which are posted on our website at www.mgeenergy.com/governance and can be found under the caption "Governance."

Our board has determined that Directors Anderson, Berbee, Bugher, Dewey, Hastings, Possin, and Stolper are independent under the Nasdaq Stock Market, Inc., definition of independence and the Company's Directors Independence Standards, which parallel the Nasdaq Stock Market, Inc., definition. In reaching that determination, the board considered certain relationships or arrangements that are described below. In each case, the amounts involved in the transactions between us and our subsidiaries, on the one hand, and the companies with which a director or an immediate family member is associated, on the other hand, fell below the amounts identified in our Corporate Governance Principles and Nasdaq Stock Market, Inc., requirements as being thresholds for concerns about their effect on director independence. Because we provide utility services through our subsidiary, MGE, and many of our directors live in the area served by MGE, many of our directors either directly receive, or are affiliated with entities that receive, utility services from MGE. Similarly, because we and our subsidiaries are active in the community and make substantial charitable contributions in the areas we serve, and many of our directors live in communities served by MGE and are active in those communities, many of our directors are affiliated with charities that receive contributions from us and our subsidiaries. In addition to those relationships and arrangements, our board also considered the information in the following two paragraphs:

Director Dewey is Chief Executive Officer of QTI Management Services, Inc., d/b/a The QTI Group, a human resources and staffing company from which we have procured temporary employment services and nonexecutive consulting services. Payments made by MGE to QTI Management Services, Inc., resulted in less than one-quarter of 1 percent of QTI Management Services, Inc.'s gross annual revenue in 2019, 2018, and 2017, and were considered immaterial under Nasdaq Stock Market, Inc.'s independence guidelines. Our board did not, and does not, believe that such services have affected Director Dewey's independence in addressing matters before the board.

In evaluating Director Stolper's independence, our board considered the past and present employment relationships that his brother and sister-in-law have with Stafford Rosenbaum LLP, a law firm that has provided a variety of legal services to the Company and its subsidiaries for more than 50 years. Director Stolper's brother and sister-in-law were partners in that law firm until their retirement in 2015 and 2016, respectively. Since his retirement, Director Stolper's brother has received retirement payments. Since her retirement, Director Stolper's sister-in-law has continued to provide services to the law firm, although she received less than $10,000 for those services in 2019. Director Stolper's election as a director was based upon his accounting and business background and not the indirect relationship with the law firm. Director Stolper has not shared, and does not share, directly or indirectly in any fees received by Stafford Rosenbaum LLP from the Company. Our board did not, and does not, believe that such family relationships have affected Director Stolper's independence in addressing matters before the board.

Related Person Transactions

We have a written policy for the review, approval, or ratification of any transaction with the Company or its subsidiaries involving an amount in excess of $120,000 in which any director, executive officer, nominee for director, or any of their immediate family members had a material interest, as contemplated by Item 404(a) of the SEC's Regulation S-K. Under these policies and procedures, our Audit Committee reviews any transactions identified by our Director Internal Audit based upon information gathered by our Director Internal Audit. Based upon that review, the committee approves, ratifies, or rejects the identified transaction. Information gathered by our Director Internal Audit includes:

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The related person's relationship to the Company and interest in the transaction.

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The material facts of the transaction, including size, time frame, and consideration.

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The manner in which the transaction was procured, including the process used, the persons involved, and the factors considered in entering into the particular transaction.

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The availability of other sources of comparable goods and services.

The purpose of the information is to enable our Audit Committee to perform its review and to consider whether the transaction is on terms that are at least as favorable to the Company as achievable from an unaffiliated third party or, in the case of unique or sole source procurements, whether the transaction is fair to the Company.

Anti-Pledging and Hedging Policies

On January 19, 2018, our board approved a "no pledging" policy that prohibits directors and executive officers from pledging their shares to secure indebtedness, including a prohibition against maintaining those shares in a brokerage margin account.

In 2012, our board approved a "no hedging" policy that prohibits directors and executive officers from engaging in any kind of hedging transaction that seeks to reduce or limit that person's economic risk associated with his or her ownership in shares of the Company's common stock.

Code of Ethics

Our Code of Ethics applies to our directors and all of our employees, including our executive officers. A copy of our Code of Ethics is posted on our website at www.mgeenergy.com/governance.

Nonemployee Director Compensation

Directors who are our employees receive no additional fee for service as a director or a committee member. In 2019, nonemployee directors received compensation as shown below.

2019 Director Compensation

Name (a)	Fees Earned or Paid in Cash ($)(1)(2) (b)	Stock Awards ($)(3) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Marcia M. Anderson	$76,500	$37,335	-	-	-	-	$113,835
James G. Berbee	$66,000	$37,335	-	-	-	-	$103,335
Mark D. Bugher	$81,500	$37,335	-	-	-	-	$118,835
Londa J. Dewey	$78,000	$37,335	-	-	-	-	$115,335
F. Curtis Hastings	$92,000	$37,335	-	-	-	-	$129,335
Regina M. Millner (4)	$31,830	$37,335	-	-	-	-	$69,165
James L. Possin	$86,000	$37,335	-	-	-	-	$123,335
Thomas R. Stolper	$72,000	$37,335	-	-	-	-	$109,335
Gary J. Wolter	$72,000	$37,335	-	-	-	-	$109,335

(1)

Consists of the amounts described below under "Cash Compensation."

(2)

Includes amounts paid for attending director educational activities.

(3)

Units were awarded to each of our directors in January 2019 under our 2013 Director Incentive Plan. The Plan allows for the grant of units tied to changes in the Company's share price and any dividend payments made by the Company during the vesting period applicable to the awarded units. The awards vest annually as to one-third of the units, subject to accelerated vesting in the event of death, disability, retirement, or a change of control. At December 31, 2019, there were three awards outstanding for each director representing 1,739 units, except for Directors Anderson and Berbee each of whom joined our board in 2018 and has two awards representing 1,128 units. The amount shown represents the January 2019 grant date fair value of that award. The awards will be settled in cash which, in the case of the awards granted in January 2019, will be paid during the first quarter of 2022. No shares of stock are issuable, or will be issued, in connection with the awards. The accounting treatment for these awards determines the presentation under applicable SEC disclosure rules.

(4)

Director Millner retired from the board in May 2019.

Cash Compensation

•

Attendance Fees: Each nonemployee director received a fee of $1,500 for attendance at board meetings and a fee of $1,500 for attendance at meetings of committees of which that director is a member or to which that director was invited and attended. Directors received $1,500 for each director educational activity they attended.

•

Annual Retainer Fee: Each nonemployee director received an annual retainer fee of $45,000.

•

Chairmanships: The committee chairperson of the Audit Committee was paid an additional $12,500, the Lead Independent Director (who is also the committee chairperson of the Corporate Governance Committee) was paid an additional $12,500, and the committee chairperson of the Compensation Committee was paid an additional $10,000.

The board met ten times in 2019. Each member of the board attended more than 75 percent of the total number of meetings of the board and the committees on which he or she served.

Policy Regarding Annual Meeting Attendance

Our policy is to encourage our directors to attend the Annual Meeting of Shareholders. One of our directors was excused from attending last year's Annual Meeting due to a scheduling conflict.

Audit Committee Report

Our Audit Committee consists of five directors who are independent as required by the NASDAQ listing standards and applicable SEC rules. Pursuant to the Audit Committee's Charter, the Audit Committee assists our board in fulfilling its oversight responsibilities relating to the integrity of financial reporting and accounting practices, the system of internal controls, the independence and performance of the internal and external audit processes, and the Company's process for monitoring compliance with laws and regulations. Management is responsible for the preparation of the Company's financial statements and for establishing and maintaining adequate internal financial controls.

Our independent registered public accounting firm for 2019, PricewaterhouseCoopers LLP (PwC), has been retained to audit those statements in accordance with professional auditing standards and is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. Their duties and responsibilities are set forth in more detail in the Audit Committee Charter adopted by the board. The Audit Committee Charter is available on our website at www.mgeenergy.com/corpgov.

PwC has served as the Company's independent auditor since 1993. As in prior years, the Audit Committee and management have engaged in a review in connection with the Audit Committee's consideration of whether to recommend that shareholders ratify the selection of PwC as the Company's independent auditor for 2020. In that review, the Audit Committee considered both the continued independence of PwC and whether retaining PwC is in the best interests of the Company and its shareholders. In addition to independence, other factors considered by the Audit Committee included:

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PwC's capability and expertise with utility businesses.

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PwC's understanding of our business, accounting policies and practices, and internal control over financial reporting.

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Avoidance of the costs and disruptions, including management time and distractions, associated with bringing onboard a new independent auditor.

Our Audit Committee has issued the following report:

In the course of fulfilling our responsibilities, we have:

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Discussed with the Company's internal auditors and independent registered public accounting firm, PwC, the overall scope, plans, and results of their respective audits, with and without the presence of management.

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Reviewed and discussed with management the audited financial statements for the year ended December 31, 2019.

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Discussed with the representatives of PwC all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. This review included a discussion with management and the independent auditor; the Company's accounting policies, practices, and estimates; the auditor's evaluation of the quality of the Company's financial reporting; and significant risks the auditor identified.

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Received the written disclosures and the letter from PwC as required by applicable requirements of the Public Company Accounting Oversight Board regarding an independent accountant's communications with audit committees concerning independence.

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Discussed with PwC their independence from the Company and management.

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Considered whether the provision by PwC of non-audit services is compatible with maintaining their independence.

Based on the foregoing, we have recommended to the board that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Marcia M. Anderson	F. Curtis Hastings
James G. Berbee	James L. Possin (Chair)
Mark D. Bugher

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our compensation program is designed to compensate our executives fairly based upon an assessment of compensation available in the marketplace where we compete for executive personnel and our desire to achieve a balance of short-term and long-term rewards for maintaining and improving Company performance and shareholder value. It is administered by our Compensation Committee, which is composed of independent directors. They are assisted by Willis Towers Watson, who the Compensation Committee has hired as an independent compensation consultant.

Our approach to establishing executive compensation is to benchmark periodically the ranges of executive compensation and then to set overall compensation within a competitive market range. Market-based salary ranges are examined for each position, and an executive's positioning within that range is determined by that individual's experience in their position as well as the committee's evaluation of that individual's performance during the year. Our overall executive compensation for 2019 included:

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Base salary;

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Short-term incentive compensation, based upon both objective measures (as shown on pages 36 and 37) and a subjective assessment of annual performance, which in both cases is designed to encourage and reward the accomplishment of goals intended to benefit the Company and its shareholders; and

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Long-term incentive compensation payable in cash based upon the performance of our stock over a five-year period that is intended to tie a portion of executive compensation more directly to the creation of long-term shareholder value. The board has implemented some modifications and proposed other modifications as described under Proposal 2 on page 9.

Due to its structure, long-term incentive compensation pursuant to our 2006 Performance Unit Plan is reported in this Proxy Statement according to applicable guidelines as stock-based incentives in the various compensation tables that follow; however, no stock is currently issuable or issued under the cash-based long-term incentive arrangement. In 2019, we did not have a stock award plan and thus did not issue any stock awards, stock options, or restricted stock awards. The board has implemented some modifications and proposed other modifications as described under Proposal 2 on page 9.

Our compensation program is designed to link a significant portion of the compensation of our named executive officers to defined performance standards that promote a balance of the drive for near-term earnings and returns with growth in long-term shareholder value.

We believe our compensation program has assisted us in achieving good performance for our customers, employees, and shareholders. During 2019, we exceeded performance goals related to electric reliability and customer satisfaction targets. In addition, earnings per share in 2019 exceeded our earnings per share target for 2019 by 13 percent (target shown on page 36). At the end of 2019, our relative total shareholder return outperformed both the Russell 2000 Index and Edison Electric Institute (EEI) Index of Investor-Owned Electric Utilities over the last five years as shown in the graph on the next page.

Recent Developments

On February 21, 2020, our board adopted the MGE Energy, Inc., 2020 Performance Unit Plan. Under that Plan, eligible employee participants (including officers) may receive awards of (i) "performance units," which entitle the holder to receive a cash payment equal to the value of a designated number of shares of our common stock, plus dividend equivalent payments thereon, based upon the achievement of specified performance goals during a performance period set by the Compensation Committee and (ii) restricted units," which entitle the holder to receive a cash payment equal to the value of a designated number of shares of our common stock, plus dividend equivalent payments thereon, at the end of a time period set by the Compensation Committee. Awards are subject to vesting provisions providing for 100 percent vesting at the end of the performance period, in the case of performance units, and at the end of the time period, in the case of restricted units, in each case as set by the Compensation Committee in the particular award. A participant's award may not exceed 70 percent of his or her base salary. No shares of common stock will be issued in connection with the Plan.

The discussion that follows focuses on our compensation programs that were in effect during 2019, which would include our 2006 Performance Unit Plan, but not our 2020 Performance Unit Plan. References to "performance unit plan" in that discussion refer to the 2006 Performance Unit Plan.

Cumulative Five-Year Total Return Comparison

(assumes $1,000 invested on 12/31/2014 with dividends reinvested)

Value of Investment at December 31

	2014	2015	2016	2017	2018	2019
MGE Energy, Inc.	$1,000	$1,046	$1,506	$1,484	$1,441	1,932
Russell 2000	$1000	$956	$1,160	$1,329	$1,183	1,485
EEI Index *	$1,000	$961	$1,129	$1,261	$1,307	1,644

* The EEI Index measures total shareholder return for the 40 publicly traded U.S. investor-owned electric utilities.

Compensation Objective and Strategy

The principal goal of our compensation program has been to pay our employees, including all of our executive officers, at levels which are:

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Reflective of how well we are achieving our corporate mission as well as realizing both short-term and long-term corporate strategy;

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Consistent with our current financial condition, recent earnings, rates, total shareholder return, and the projected change in the Consumer Price Index;

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Reflective of each individual's performance, experience, and overall actual and potential contribution to our Company; and

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Competitive in the marketplace for similarly situated employees.

Our Compensation Committee strives to administer our compensation programs in a manner that is fair and consistent over time. Through our compensation design (and with the help of the committee's compensation consultant), the committee seeks to:

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Foster an organizational culture to encourage executives to make decisions that create shareholder value within the framework of our corporate objectives;

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Use a clear, simple-to-understand reward design to allow the Company to attract and retain competent management talent necessary to continue to improve the Company's long-term performance;

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Offer employees competitive pay with an additional opportunity to earn enhancements when Company and individual performance exceeds expectations; and

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Support our compensation program with appropriate performance management and communications efforts.

Our compensation program considers performance goals that are critical to our business success. These goals include specific objectives developed by our Compensation Committee with input from our management and Board of Directors. These goals include earnings, system reliability, and customer satisfaction. The committee and board also consider other corporate performance measures, such as debt ratings, cost containment, environmental performance, and management of day-to-day operations as well as individual performance measures.

In addition to its review of external competitive factors, the committee considers internal equity among colleagues in determining compensation levels. Toward this end, the committee also uses the projected increase in the Consumer Price Index as a guideline for the aggregate annual increase in pay for both executives and employees. This means that while the committee considers competitive pay data for specific positions, such data is not the sole factor considered in setting pay levels as the committee believes promoting internal equity helps to provide long-term stability among its senior management.

Our committee believes it is important to place a significant amount of an executive's total compensation at risk in the form of variable pay, including both short-term and long-term incentives, in order to better align the Company's pay packages with the interests of our shareholders and customers. Actual award levels are determined based on a variety of factors examined by the committee including Company performance, individual performance, and market data. In addition, the board considers progress on long-term corporate strategy and performance in setting incentives under this program.

An additional element of our compensation strategy is to promote a long-term commitment to the Company. As a consequence, while we believe compensation should have a strong performance link, we also believe the Company benefits from creating a team of tenured, seasoned professionals with significant industry experience. To encourage the long-term commitment we seek, the long-term incentive portion of our compensation structure offers awards that vary in value directly with increases and decreases in our stock price and dividends paid to shareholders. The purpose of this long-term compensation mechanism, including vesting requirements and annual grant design, is to promote long-term retention and stability among the senior management team by creating significant potential forfeitures of value for employees who depart for other employment opportunities. The committee believes this approach will appropriately reward our executives while protecting the Company's long-term investment in its executives.

Our Compensation Committee does not believe that our policies and practices with respect to executive and nonexecutive compensation are likely to encourage risk taking outside our established policies, practices, and risk management programs.

Role of the Compensation Committee

Our Compensation Committee is composed of three directors–Mark D. Bugher (Chair), Marcia M. Anderson, and F. Curtis Hastings–all of whom have been determined by our board to be independent directors under Nasdaq Stock Market, Inc., governance requirements. The committee's function is described in its charter, which can be found in the Corporate Governance section of our website at www.mgeenergy.com/governance.

The Compensation Committee, in consultation with its compensation consultant and the other independent directors on our board, determines the amounts and elements of compensation for our executive officers and provides overall guidance for our executive compensation policies and programs. Our independent directors are responsible for the final approval of those recommendations, as they relate to the compensation of our CEO; and our board, including our CEO, is responsible for the final approval of those recommendations as they relate to the compensation of our executive officers other than our CEO.

Under its charter, our Compensation Committee is empowered to retain, compensate, and terminate compensation consultants and other advisors as considered necessary to the accomplishment of its work. Willis Towers Watson was hired as an independent compensation consultant in 2013 to assist the committee with a review and benchmarking of the Company's compensation programs and levels. Willis Towers Watson has provided updates, most recently in 2019. The consultant was hired directly by the committee, and the committee retains full autonomy to direct the consultant's activities. The consultant has no prior relationship with our CEO or any of our Company's senior management. The consultant was determined by the committee to be independent in connection with its original retention, and was redetermined to be independent during 2019, after considering the independence factors prescribed by Nasdaq Stock Market, Inc., in connection with the selection of compensation consultants.

In the process of assisting the committee, the compensation consultant may interact directly with our CEO, Company General Counsel, Chief Financial Officer, head of Human Resources, and their staffs to provide the committee with relevant compensation and performance data for our executives and the Company. In addition, the consultant may seek comment and feedback from specific members of our Company's management to the extent the consultant finds it necessary or desirable to do so.

To arrive at informed decisions, the committee collects and/or considers input from various sources and may invite certain senior executives or non-committee board members to attend committee meetings to discuss executive compensation and individual performance. Subject to the committee's direction, invitees provide additional insight, suggestions, or recommendations regarding compensation decisions. Deliberations generally occur with input from the compensation consultant, management, or other board members. Only independent board members may vote on compensation decisions for the CEO, which are always done without the CEO or any other members of management being present.

The committee also considers the results of the shareholder advisory vote on executive compensation. That vote, which last occurred at our Annual Meeting in 2019, expressed strong approval for our executive compensation programs. As a result, the committee has not changed its basic compensation policies. Shareholders are being asked at this Annual Meeting to consider and vote on a shareholder advisory vote on executive compensation.

Compensation/Benefits Structure

Our compensation and benefits structure involves the following:

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Pay Levels: Determination of the appropriate pay opportunity;

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Pay Mix: Determination of each element of compensation, its purpose and design, and its relationship to the overall pay program; and

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Pay for Performance: Determination of the performance measures and goals used in the pay programs.

Pay Levels

Pay levels for all employees, including our named executive officers, are determined based on a number of factors, including each individual's roles and responsibilities, the projected increase in the Consumer Price Index, the individual's experience and expertise and expected contribution, pay levels for peer positions within the Company, pay levels for similar job functions in the marketplace, and performance of our Company as a whole.

In 2013, the committee asked its compensation consultant to develop an approach and conduct studies to determine "competitive market" compensation. Working with the committee, the compensation consultant identified a peer group for the study, looking at general industry survey data, industry-specific survey data, and information available from published Proxy Statements. The objective was to identify companies representing the Company's broad labor market for talent while maintaining comparability, having sufficient size to avoid distortions from a single company, and ensuring sufficient and credible data are available. Willis Towers Watson provided updates regarding this peer group to the committee, most recently in 2019.

The industry-specific and general industry survey data are based on companies in the Willis Towers Watson Executive Compensation Database and were not selected by the committee. The survey samples used for the named executive officers are controlled to reflect only organizations of comparable size to the Company in terms of revenues. The industry peer group companies selected by Willis Towers Watson from the database, as updated in 2019, are listed below. The changes in the composition of the peer group reflected mergers and acquisitions involving prior members of the group.

Companies Used for Compensation and Benchmark Purposes
ALLETE, Inc.	Genie Energy Ltd.	Otter Tail Corporation
Atlantic Power Corporation	IdaCorp, Inc.	South Jersey Industries, Inc.
Black Hills Corporation	Northwest Natural Gas Company	Star Group, LP
Chesapeake Utilities Corporation	Northwestern Corporation	Suburban Propane Partners LP
El Paso Electric Company (1)	Ormat Technologies Inc.	Unitil Corporation

(1) El Paso Electric Co. has announced that it entered into a definitive agreement to be acquired by Infrastructure Investments Fund (IIF), an investment vehicle advised by J.P. Morgan Investment Management Inc.

When reviewing competitive market data, the committee examines the range of market data but does not set a specific targeted percentile as part of its compensation philosophy. An executive's positioning against the competitive labor market is intended to reflect that executive's experience, marketability, and performance over a period of time. While we use benchmarking as described above in determining appropriate compensation ranges, the committee avoids making "automatic" adjustments based on an employee's positioning relative to the market. The committee believes this approach better utilizes competitive data to facilitate rather than drive the Company's pay decisions, which results in appropriate recognition of our top performers.

Depending on whether the Company and individual performance meets expectations, realized total compensation during any given year may be above or below the benchmark compensation levels. The amount and structure of compensation can also vary by executive due to negotiations and competitive pressures inherent in attracting and hiring experienced utility managerial talent in the utilities industry. To help attract and retain such talent, the committee also seeks to provide an appropriate level of employee benefits comparable to those in the utility industry and to publicly traded companies in the state of Wisconsin.

Pay Mix

Our compensation program consists of each of the following components:

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Base Salaries

We pay base salaries to assure management with a level of fixed compensation at competitive levels to reflect their professional skills, responsibilities, and performance in order to attract and retain key executives. We adjust base salaries taking into consideration changes in the market, changes in responsibilities, and performance against job expectations. We also consider the nature of the position, responsibilities, skills and experience of the officer, and his or her past performance. The committee and board also consider expectations with respect to the economic and regulatory climate at the time of review.

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Short-Term Incentives

Our executive officers, including the named executive officers, are partially compensated through annual short-term incentives or bonuses. The incentives are based on objective metric-specific targets, a subjective assessment of overall corporate performance, and a subjective assessment of individual performance. The program is structured to allow payments in excess of the target bonus amount in the event of performance exceeding the target levels, subject to an overall individual limit of 150 percent of the target. This element of compensation provides executive officers with the opportunity for annual cash bonuses tied directly to the achievement of the Company and individual performance goals. The committee and board encourage executive officers to achieve superior annual performance on key financial, strategic, and operational goals.

The board recognizes that not every opportunity or threat that may present itself over the course of the year can be anticipated when the goals for the year are established. The board expects management to be attentive to finding opportunities and aggressive in addressing unanticipated problems. Consequently, in order to address these situations, the board does not tie all bonus compensation to a predetermined formula.

The board also recognizes that making decisions takes judgment to balance the interests of various constituencies. Exclusively adopting formula incentives without some flexibility may discourage needed adjustments during the year and could have unanticipated consequences. The board recognizes that success in some areas is not quantifiable and requires the board to weigh the overall outcomes. The board encourages management to take a long-term focus and reserves the right to assess how well management exercises judgment in the running of the business.

The components that make up the target bonus opportunity are shown below:

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40 percent upon the achievement of objective targets.

As described in more detail under "2019 Executive Compensation Determination - 2019 Short-Term Incentives," the objective targets consist of earnings per share, customer satisfaction, and service reliability. Our committee and board believe these matters are important goals and represent our twin objectives of achieving value for our shareholders and customers.

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30 percent upon a subjective assessment of the degree of achievement of specified corporate goals.

The specific corporate goals consist of accomplishments the board deems important. For example, in addition to reviewing earnings per share, customer satisfaction, and service reliability, the following measures are reviewed by the board in assessing management:

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Maintains or improves culture of environmental stewardship.

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Includes preparing the Environmental and Sustainability Report every year that is reviewed by the board.

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Advances "Energy 2030" and 2050 goals and framework.

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Maintains top position for debt ratings relative to other combination investor-owned utilities from the rating agencies.

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Provides continued dividend growth.

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Maintains or improves safety culture.

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Provides a culture that attracts and motivates a high-performing workforce.

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Engages and supports employees through change.

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Implements important projects and meets project milestones.

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Maintains and enhances position as community energy company.

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Upholds compliance with regulatory requirements.

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Addresses legislative and regulatory matters.

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Implements cost-containment measures.

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Supports management of day-to-day operations.

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Handles unanticipated problems, threats, or crises.

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Seeks out and pursues unanticipated opportunities.

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Manages capital.

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Manages short-term and long-term corporate risks.

As part of assessing the degree of achievement in this component, the Chair/CEO reviews information with the Board of Directors on how Company activities, initiatives, and programs have advanced all of the above goals over the year. His review includes information on how the Company has advanced overall corporate strategies.

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30 percent upon a subjective assessment of the degree of achievement of specified individual goals.

The final component of short-term incentive compensation reflects individual performance. The individual performance goals are based on the goals of the division run by that officer and on personal improvement goals for that officer. Achievement of performance goals for executive officers other than the CEO is judged by the CEO in consultation with the committee and board. Among other things, these goals may include division safety goals, projects within the division, and appropriate metrics for the division. It is expected that individual performance goals will support the broader corporate goals and officers will be measured by their contributions to the broader team effort. The board does not expect the payout percentage against target to vary significantly between named executive officers because of the team approach encouraged by the board.

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Long-Term Incentives

We have a cash long-term incentive plan known as the 2006 Performance Unit Plan. Under the 2006 Performance Unit Plan, selected executives of the Company are eligible to receive performance units, representing the right to receive a cash payment upon settlement, subject to meeting specified back-end loaded vesting requirements. The awards allow participants who retire from the Company during the term of an award to receive full vesting credit with respect to any awarded units so long as the participant does not compete with the Company following retirement.

Our committee believes that combining the annual bonus awards and the performance unit awards provides appropriate short- and longer term incentives to perform while creating additional and necessary retention for our key executives. Historically, the committee has felt that using multiyear awards settled in cash has helped protect against equity-based dilution; but, as evidenced by Proposal 2, our committee believes that certain types of share-based awards have a place in our compensation programs. Cash-settled awards are accounted for differently, and potentially less favorably to the Company, than stock-based awards.

The annual grants under the 2006 Performance Unit Plan are reviewed and recommended by the committee and approved by our Company's independent directors. The grant date for these annual awards occurs on the meeting date at which the grants are approved or a designated date subsequent to the meeting. Payment under the awards generally occurs shortly after the end of the vesting period. Administration of the awards is managed by our internal Human Resources and Finance departments, and specific instructions related to timing of grants are given directly from the committee.

We do not currently grant any form of stock-based equity to our executives. Accordingly, the current cash long-term incentive program is the Company's sole long-term compensation vehicle. The board has implemented some modifications and proposed additional modifications to the long-term incentive program as described under Proposal 2 on page 9.

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Other Benefits

As Company employees, our named executive officers are eligible to participate in all of the broad-based, Company-sponsored benefits programs on the same basis as other full-time salaried employees. These include the Company's health and welfare benefits (e.g., medical/dental plans, disability plans, life insurance, etc.). Certain executives participate in the Company's pension plan and all participate in 401(k) retirement plans.

The Company also offers certain executives, including the named executive officers except for C. A. Renlund, supplemental retirement benefits under individual income continuation agreements. Retirement benefits under the agreements supplement benefits from the qualified pension plan (Retirement Plan). The benefit formulas are outlined below in the Pension Benefits Table.

Executives hired after December 31, 2006, are not eligible to participate in the Retirement Plan, but do participate, like all employees hired after December 31, 2006, in a 401(k) retirement plan. C. A. Renlund was hired after December 31, 2006, and participates in that 401(k) plan. As a further inducement to that executive, we have entered into a defined contribution supplemental retirement agreement. See "Nonqualified Deferred Compensation Table" for a description of that agreement.

2019 Executive Compensation Determination

For 2019, these pay-mix components reflected the following decisions and determinations:

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2019 Base Salaries

For 2019, the adjustment of named executive officer base salaries reflects a combination of annual adjustments and increased salaries due to promotions and the assumption of additional duties and responsibilities. When adjusting base salaries on an annual basis or in the event of organizational realignment, due to promotions or retirements, we take into consideration the external market, changes in responsibilities, and performance against job expectations. We also consider skills and experience of the named executive officer and his or her past performance. Additionally, expectations with respect to the economy and regulatory climate at the time of the review are considered.

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2019 Short-Term Incentives

The size of the 2019 short-term incentive pool at the target level of named executive officer performance was $768,973, a decrease of $20,327 from the amount of that pool for 2018. The decrease reflects the change in named executive officers and their base salary. The pool size, as a percentage of base salary, did not change from 2018 to 2019 for last year's named executive officers. The actual aggregate payouts to the named executive officers for 2019 were $1,053,836, which was 137.045 percent of the incentive pool at the target level of performance and 91.363 percent of the incentive pool at the maximum level of performance.

For 2019, the target bonus amount for our CEO was set at 50 percent and the remaining named executive officers was set at 30 to 40 percent of annualized base pay at December 31, 2019. The actual award may be above or below the target, with the maximum equal to 150 percent of the target. In assessing the short-term incentive payout for the CEO versus the targeted levels, we took into consideration the strong overall performance level of the Company in 2019, which is discussed below. The actual payout for the CEO was 137.475 percent of the target amount and 91.650 percent of the maximum opportunity set for 2019.

The three components that make up the target bonus opportunity–objective targets, subjective assessment of the achievement of specified corporate goals, and subjective assessment of the achievement of individual goals–are discussed below and on the following pages:

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Metric-Specific Targets (40 percent at targeted level of performance)

Consistent with the approach used in recent years, the committee, in consultation with Willis Towers Watson, developed objective targets for 2019 based on earnings per share, customer satisfaction ratings, and service reliability. Those targets are shown on the next page. Actual payouts for the named executive officers reflected an assessment that performance exceeded the target level of performance, resulting in a payout equal to 54.475 percent of the overall incentive pool versus a targeted level of 40 percent.

Metric-Specific Targets - 40 Percent at Targeted Level of Performance
Goals	Percent of Overall Incentive Pool at Target Performance	Required Level of Performance(1)			Actual	Percent of Overall Incentive Pool at Actual Performance
		Threshold	Target	Maximum
Earnings Per Share	20%	$2.01	$2.23	$2.45	$2.51	30.000%
Customer Satisfaction Ratings:
Overall satisfaction rating in annual customer survey for residential customers (2)	5%	4.10	4.40	4.70	4.59	6.583%
Overall satisfaction rating in annual customer survey for commercial customers (2)	5%	4.10	4.40	4.70	4.69	7.417%
Service Reliability:
Electric reliability (average of SAIFI and SAIDI reported in national survey based on 2018 results) (3)	5%	Top-half	Top-quartile	Top-decile	Top-decile	7.500%
Gas system response time (average response time for Priority 1 calls) (4)	5%	18.5 minutes	16.5 minutes	14.5 minutes	18.12 minutes	2.975%
Total	40%	-	-	-	-	54.475%

(1)

Incentive paid at 50 percent of Target at the Threshold level, 100 percent at the Target level, and 150 percent of Target at the Maximum level.

(2)

Scale of 1 to 5 with 1 being very dissatisfied and 5 being very satisfied. The survey was conducted during 2019 by an independent market research firm.

(3)

SAIFI (System Average Interruption Frequency Index) is an industry recognized measure defined by the Institute of Electrical and Electronic

Engineers (IEEE) as the number of outages a typical customer experiences in a year. SAIDI (System Average Interruption Duration Index) is an industry recognized measure defined by the IEEE as the length of time a typical customer experiences a loss of service annually. The survey results exclude major events such as major storm events.

(4)

Based on simple average of monthly values during 2019.

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Other Corporate Goals (30 percent at targeted level of performance)

For 2019, the committee and board determined that management's performance on the measures discussed under "Pay Mix - Short-Term Incentives" above will be compensated at 40 percent versus the target level of 30 percent. All named executive officers are compensated at the same percentage of target for the Other Corporate Goals category because of the interrelated nature of these items amongst the officers. We believe this encourages a team approach. In considering the decision, our committee and board took into account the following management and Company achievements:

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Achieved a top position for debt credit ratings again in 2019.

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Raised its dividend rate for the 44th consecutive year.

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Continued to benefit shareholders and customers with cost-containment efforts.

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Received Commission approval for 100 MWs for $130 million construction of the Badger Hollow and Two Creeks Solar Projects.

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Received local approval for a project with Dane County to install a 9-MW solar facility at the Dane County Airport.

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Enterprise Forward (an information technology and software improvement project) - Successful implementation of Oracle ERP, WAM Inventory, HCM and Oracle's Planning and Budgeting solution.

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Ranked Number 1 out of about 80 utilities in key measures of electric reliability.

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Successful debt issuances with favorable terms.

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Enhanced communications with customers and developed community partnerships.

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Gas Operations completed the installation of over five hundred thousand feet (94 miles) of new and replacement main and service pipe in the last 12 months.

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July 19, 2019, American Transmission Company transformer fire at Blount Substation – Electric Operations Team, in collaboration with many Divisions, restored service to MGE customers within five hours after the entire Blount Substation was de-energized.

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Developed Renewable Energy Rider program for commercial customers allowing them to invest in renewables locally, economically, and cooperatively with customers.

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Extended Energy 2030 Framework and initiated net-zero carbon goals by 2050 carbon emissions reduction goals.

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Earned Green Masters Designation for a 6th year in a row.

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The 66-MW ($108 million) Saratoga wind farm came on-line.

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Designed Shared Solar rate program and tariff for the expansion and inclusion into rate base.

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Expanded Charge at Home Program and public charging programs.

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Individual Performance Goals (30 percent at targeted level of performance)

When determining the CEO's individual performance percentage for 2019, we considered the Company's strong performance against the metrics-driven targets discussed above, such as record earnings and continued top-decile performance in electric reliability, as well as the subjective assessment of management's overall performance against other measures identified by the board. As a result, our CEO will be compensated at 43 percent versus the target level of 30 percent for his individual performance. Similar considerations were taken into account for the remaining named executive officers, including the strong financial performance of the Company and the degree of accomplishment of individual goals within their respective functions. The remaining named executive officers will be compensated between 40 and 43 percent for their individual performance.

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2019 Long-Term Incentives

The performance unit awards granted in 2019 under the Performance Unit Plan carry a five-year vesting requirement (vesting 60 percent at the end of 2021 and an additional 20 percent at the end of 2022 and 2023) and are payable shortly following December 31, 2023. The awards will vary in value based on changes in the Company's stock price, to be aligned with shareholder's interests, and awards include a payment based on dividend payments. For 2019, our CEO was granted a performance unit award of 60 percent of base salary while the remaining named executive officers were granted performance unit awards at 25 to 40 percent of base salary.

The CEO's 2019 total direct compensation was below the midpoint of the benchmark from the Willis Towers Watson Executive Officer Total Compensation Review. In addition, the 2019 total direct compensation for all named executive officers, for roles that have market comparisons, as a group, including the CEO, was below the midpoint of the benchmark from the Willis Towers Watson Executive Officer Compensation Review.

Clawback Policy

The Company has a policy on Recoupment of Incentive Compensation, or clawback policy, providing for the recovery of previously paid incentive compensation to the extent there has been a subsequent financial statement restatement or fraudulent activity or other intentional misconduct that resulted in a material violation of federal or state law or a material violation of the Company's Code of Ethics and the incentive compensation would have been lower had it been calculated based upon the factors above. The MGE Energy Compensation Committee is responsible for making all determinations with respect to the application or operation of the policy. The policy is being applied prospectively and will not apply to, or affect, any incentive compensation paid or payable in respect of fiscal years prior to January 1, 2018. Also, the policy will not apply to cash payments in respect of time-based units granted under the 2006 Performance Unit Plan. On February 21, 2020, the clawback policy was amended to include awards under the 2020 Performance Unit Plan that are based upon the achievement of performance goals.

Post-Termination Compensation

The Company recognizes that, as with any public company, it is possible that a change in control of the Company may take place in the future. The Company also recognizes the threat or occurrence of a change in control can result in significant distractions of key management personnel because of the uncertainties inherent in such a situation. The Company also believes that it is essential and in the best interests of its shareholders to retain the services of its key management personnel in the event of a threat or occurrence of a change in control and to ensure their continued dedication and efforts in such event. In keeping with this belief and its objective of retaining and motivating highly talented individuals to fill key positions, the Company has entered into severance agreements with all of the named executive officers.

The severance agreements guarantee the named executive officers specific payments and benefits upon termination of employment as a result of change in control of the Company or if the employee voluntarily terminates employment within a specified period following a change in control. Effective December 30, 2010, these agreements were amended to limit the payments under those agreements as well as to eliminate a provision that required the Company to "gross-up" the executive for any excise tax due as a result of the change in control payments. Additional details of the terms of the change in control agreements are provided below in the "Potential Payments on Employment Termination or Change in Control" section of this Proxy Statement.

Impact of Tax and Accounting on Compensation Decisions

As a general matter, the committee considers the various tax and accounting implications of compensation vehicles employed by the Company. As previously mentioned, cash-settled performance unit awards based on the Company's share price may carry accounting charges that differ from similar stock-based awards but were selected by the committee as a means of reducing shareholder dilution.

Compensation Committee Report

The Compensation Committee of the Board of Directors of MGE Energy oversees the Company's compensation program on behalf of the board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the "Executive Compensation - Compensation Discussion and Analysis" set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the board that the "Executive Compensation - Compensation Discussion and Analysis" be included in this Proxy Statement, which is incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Marcia M. Anderson

Mark D. Bugher (Chair)

F. Curtis Hastings

2019 Summary Compensation Table

Shown below, in the table format prescribed by the SEC, are the elements of compensation paid or earned by our CEO, our CFO, and our three most highly compensated executive officers (other than our CEO and CFO) during the past fiscal year. As described in the preceding "Executive Compensation - Compensation Discussion and Analysis," that compensation includes, among other things, base salary, shown in the "Salary" column; annual bonus awards (short-term incentives), shown in the "Bonus" column; and the cash-based performance unit awards (long-term incentives), shown in the "Stock Awards" column. Although awards under the Performance Unit Plan are ultimately paid in cash, and not stock, their ongoing value is derivative of movements in the price of our common stock, and so the awards are accounted for much like stock-based awards. As required by SEC rules, the amount shown in the "Stock Awards" column reflects the grant date fair value for the awards made in the indicated years to each of those officers under the Performance Unit Plan.

2019 Summary Compensation Table

Name and Principal Position (1) (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(3) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4) (h)	All Other Compensation ($)(5) (i)	Total ($)(6) (j)
Jeffrey M. Keebler	2019	591,667	412,425	345,015	-	-	1,023,169	8,736	2,381,012
Chairman, President, and	2018	520,837	411,125	285,032	-	-	276,026	8,586	1,501,606
Chief Executive Officer (PEO)	2017	440,256	338,686	285,018	-	-	486,545	8,436	1,558,941

Jeffrey C. Newman	2019	396,550	220,895	154,520	-	-	953,003	8,736	1,733,704
Executive Vice President,	2018	382,509	220,935	150,043	-	-	134,049	8,586	896,122
Chief Financial Officer,	2017	367,807	213,907	150,024	-	-	547,453	8,436	1,287,627
Secretary and Treasurer (PFO)

Lynn K. Hobbie	2019	316,210	175,866	123,601	-	-	888,671	8,736	1,513,084
Executive Vice President -	2018	306,008	175,512	120,059	-	-	165,818	8,586	775,983
Marketing and	2017	296,304	171,126	120,034	-	-	604,903	8,436	1,200,803
Communications

Cari Anne Renlund	2019	295,533	143,442	100,163	-	-	-	36,196	575,334
Vice President and	2018	282,334	142,142	96,270	-	-	-	34,894	555,640
General Counsel	2017	272,502	137,257	96,282	-	-	-	33,592	539,633

Donald D. Peterson	2019	247,072	101,208	57,063	-	-	428,199	7,745	841,287
Vice President - Energy	2018	-	-	-	-	-	-	-	-
Technology	2017	-	-	-	-	-	-	-	-

(1)

Principal Position. The table reflects the principal position held by the named executive officer as of December 31, 2019. Effective October 1, 2018, J. Keebler assumed the role of Chairman of the Board, in addition to President and CEO, as part of a previously announced management succession plan. As of March 1, 2017, J. Newman took on an expanded role with oversight over Energy Planning and Energy Supply and Trading. D. Peterson became a named executive officer in 2019. Prior to March 1, 2019, he was Assistant Vice President - Strategic Products and Services.

(2)

Stock Awards. The amounts in this column reflect the grant date fair value of the cash-based performance unit awards made to the named executive officers under our Performance Unit Plan. Under the Performance Unit Plan, an award was made to each named executive officer in 2017, 2018, and 2019. The Performance Unit Plan is described above under "Compensation/Benefits Structure - Pay Mix - Long-Term Incentives." The determination of the grant date fair value of the 2019 awards is described in the "2019 Grants of Plan-Based Awards Table." The vesting applicable to awards under the Performance Unit Plan is described in the "Outstanding Equity Awards at December 31, 2019," table. As noted, no shares of stock are issuable or issued in connection with these awards.

(3)

Option Awards. During 2017, 2018, and 2019, we did not have any stock option plans.

(4)

Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amounts shown in these entries reflect the change in actuarial present values of their respective accumulated benefits under our Retirement Plan and income continuation agreements and the above-market earnings on nonqualified deferred compensation.

We are required to calculate the change in pension value by using the same discount rate assumption used for financial reporting purposes. The discount rate methodology calculates the interest and service cost components of each plan's expense in the future. This results in an effective discount rate for each named executive officer for the Pension Plan and income continuation agreement that is based on the participant-specific cash flows as applied to the December 31, 2019, Prudential Above Mean curve. In 2019, the discount rate by participant ranges from 3.32 percent to 3.73 percent for both the Pension Plan and income continuation agreements; in 2018, the similar range was 4.25 percent to 4.54 percent. The change in the present value of pension benefits was greater than the prior year for multiple reasons, with the primary reason being the significant decrease in discount rates, which has the effect of increasing the pension value and the related change. The change in pension values represents the present values of future retirement benefits and does not represent cash transactions made to the named executive officers during 2019 or in prior years. The change in the actuarial present value of accumulated pension benefits in 2019 are $1,014,583 for J. Keebler, $932,062 for J. Newman, $888,671 for L. Hobbie, and $428,199 for D. Peterson. Above-market earnings on nonqualified deferred compensation in 2019 are $8,586 for J. Keebler and $20,941 for J. Newman.

There is no amount for C. A. Renlund as she was hired subsequent to December 31, 2006, when the Retirement Plan was replaced by a 401(k) retirement plan for employees hired after that date. In addition, she has not elected to defer compensation that would result in above-market earnings shown in this column. She is covered under a separate nonqualified defined contribution retirement agreement reflected in the "All Other Compensation" column and described in the "2019 Nonqualified Deferred Compensation Table."

(5)

All Other Compensation. Amounts shown for all other compensation for each named executive officer include Company contributions to a 401(k) defined contribution plan and a long-term disability premium reimbursement for low sick leave usage. 401(k) contribution amounts are $8,400 for J. Keebler, J. Newman, and L. Hobbie; $25,200 for C. A. Renlund; and $7,412 for D. Peterson. For C. A. Renlund, all other compensation includes an employer allocation of $10,660 as specified under a nonqualified defined contribution retirement agreement.

(6)

W-2 Compensation. The calculation of the Total column as shown in the 2019 Summary Compensation Table above includes items driven by accounting and actuarial assumptions, which, depending on external factors such as interest rates, vary substantially from year to year. As a result, total compensation shown in the table for the named executive officers differs substantially from the compensation reported on their respective Internal Revenue Service Form W-2s for a particular year. As a supplement to the table above, the table below shows compensation reported for each named executive officer on their Internal Revenue Service Form W-2s for 2019, 2018, and 2017. These amounts are not a substitute for the amounts reported as total compensation in the 2019 Summary Compensation Table.

Compensation Reported on IRS Form W-2
Name	2019	2018	2017
Jeffrey M. Keebler	$995,642	$870,645	$500,967
Jeffrey C. Newman	$679,510	$669,312	$633,375
Lynn K. Hobbie	$566,227	$562,502	$529,122
Cari Anne Renlund	$416,786	$399,184	$357,059
Donald D. Peterson	$300,868	-	-

2019 Grants of Plan-Based Awards Table

Name (a)	Grant Date (b)	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#) (g)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Jeffrey M. Keebler	02/15/2019	4,843	71.24	345,015
Jeffrey C. Newman	02/15/2019	2,169	71.24	154,520
Lynn K. Hobbie	02/15/2019	1,735	71.24	123,601
Cari Anne Renlund	02/15/2019	1,406	71.24	100,163
Donald D. Peterson	02/15/2019	801	71.24	57,063

Identification letters in the above columns conform to the prescribed disclosure format. Columns without entries have been eliminated to improve readability of the table.

We have a cash-based long-term incentive plan, known as the Performance Unit Plan, under which certain key executives of the Company are awarded performance units, whose value is tied to changes in the Company's share price and any dividend payments made by the Company during the vesting period applicable to the awarded units. Performance units are settled by the Company in cash. Because the value of the awards is derivative of the value of our common stock, the awards are accounted for much the same as stock-based awards. That accounting also determines the presentation under applicable SEC disclosure rules, including the tables presented above and below. No shares of stock are issuable or issued pursuant to the awards.

The 2019 awards under the Performance Unit Plan vest over a five-year period as follows: 60 percent at the end of 2021 and 20 percent at the end of 2022 and 2023. In the event of a bona fide retirement, not followed by work for a competitor, the executive will receive full vesting credit for each outstanding award. The awards vest 100 percent on the occurrence of a change in control. See "Potential Payments on Employment Termination or Change in Control" below.

For 2019, the Performance Unit Plan permitted the Company to make annual awards up to a maximum of 60 percent for the CEO and between 25 to 40 percent for each other named executive officer of each executive's base salary as determined on the date of the grant. Award values are based on the Company's current share price plus projected dividend payments to be received over the five-year term of the award. For each of the awards made in 2019, the targeted value in Column (l) can be determined by taking the number of performance units shown in Column (g) and multiplying by the base price shown in Column (k).

The base price shown in the table is based upon the Company's closing share price of $64.49 on the date of the grant, plus an annual dividend rate of $1.35 for the five-year term of the award.

Actual value of performance units upon settlement may increase or decrease from the targeted values shown in the table based upon changes in the Company's share price and any changes in the actual dividends declared over the five-year term of the awards.

Outstanding Equity Awards at December 31, 2019

		Stock Awards
Name (a)	Year	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(1) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(2) (j)
Jeffrey M. Keebler	2016	316	27,135
	2017	1,608	138,079
	2018	4,601	395,088
	2019	4,843	415,868

Jeffrey C. Newman	2016	-	-
	2017	-	-
	2018	-	-
	2019	-	-

Lynn K. Hobbie	2016	-	-
	2017	-	-
	2018	-	-
	2019	-	-

Cari Anne Renlund	2016	265	22,721
	2017	543	46,628
	2018	1,554	133,442
	2019	1,406	120,733

Donald D. Peterson	2016	181	15,577
	2017	300	25,795
	2018	894	76,768
	2019	801	68,782

Identification letters in the above columns conform to the prescribed disclosure format. Columns without entries have been eliminated to improve readability of the table.

(1)

This table reflects outstanding awards made under our Performance Unit Plan, which will ultimately be paid in cash. At December 31, 2019, each named executive officer had four awards currently outstanding under the Performance Unit Plan. Those awards vest as shown on the next page.

	Vests 60%	Vests 80%	Vests 100%
2016 award	December 31, 2018	December 31, 2019	December 31, 2020
2017 award	December 31, 2019	December 31, 2020	December 31, 2021
2018 award	December 31, 2020	December 31, 2021	December 31, 2022
2019 award	December 31, 2021	December 31, 2022	December 31, 2023

The awards provide for continued vesting in the event of a bona fide retirement on or after age 55 and following ten or more years of service as an MGE officer. Based on age and years of service as an MGE officer, J. Newman and L. Hobbie qualify for such continued vesting. Therefore, as of December 31, 2019, all outstanding performance unit awards for J. Newman and L. Hobbie are deemed vested.

(2)

The market value shown for the units composing each of the awards is based on the closing price of our common stock on December 31, 2019, plus the projected, undiscounted value of the dividends to be earned during the remaining term of the award based on the dividend rate of $1.35 per share as of December 31, 2019.

2019 Option Exercises and Stock Vested

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#)(1) (d)	Value Realized on Vesting ($)(2) (e)
Jeffrey M. Keebler	2,963	254,398
Jeffrey C. Newman	2,169	186,252
Lynn K. Hobbie	1,735	148,984
Cari Anne Renlund	1,079	92,688
Donald D. Peterson	632	54,270

Identification letters in the above columns conform to the prescribed disclosure format. Columns without entries have been eliminated to improve readability of the table.

(1)

This table reflects awards under our Performance Unit Plan that vested during 2019, and ultimately are paid in cash upon the conclusion of a five-year performance period. See note (1) to the Outstanding Equity Awards at December 31, 2019, table for information regarding vesting, including accelerated vesting for retirement eligible employees. The awards granted to J. Newman and L. Hobbie vested upon grant due to these accelerated vesting provisions.

(2)

The amounts in this column reflect the dollars vested during 2019 under the Performance Unit Plan. The amounts were calculated by multiplying the number of units shown in Column (d) by the sum of the market price of our stock on the vesting date for those units, plus dividends at the rate in effect on the vesting date for the five-year period of the awards. See "Compensation/Benefits Structure - Pay Mix - Long-Term Incentives" for a description of our Performance Unit Plan.

(3)

Awards under the Performance Unit Plan continue to vest in the event of a bona fide retirement. Once an officer attains age 55 with ten years of service as an officer, it is assumed that they will have a bona fide retirement.

2019 Pension Benefits Table

Name (a)	Plan Name (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During 2019 (e)
Jeffrey M. Keebler	Retirement Plan	25	872,265	-
	Income Continuation Agreement	25	1,688,620	-

Jeffrey C. Newman	Retirement Plan	30	1,480,985	-
	Income Continuation Agreement	30	2,237,954	-

Lynn K. Hobbie	Retirement Plan	30	1,806,438	-
	Income Continuation Agreement	30	2,341,156	-

Donald D. Peterson	Retirement Plan	30	1,581,826	-
	Income Continuation Agreement	30	378,703	-

Cari Anne Renlund*	-	-	-	-
	-	-	-	-

*

C. A. Renlund was hired subsequent to December 31, 2006, when the Retirement Plan was replaced by a 401(k) retirement plan for employees hired after that date.

The Madison Gas and Electric Company Retirement Plan (Retirement Plan) is a funded, tax-qualified, noncontributory defined benefit pension plan closed to new entrants hired after December 31, 2006. Benefits are payable at retirement in the form of an annuity. Earnings, for purposes of calculation of benefits under the Retirement Plan, include salary and bonus, but exclude payments from awards made under the Performance Unit Plan and pay deferred under nonqualified deferred compensation agreements. The amount of annual earnings that may be considered in calculating benefits under the Retirement Plan is limited by law. For 2019, the annual limitation is $280,000. In 2020, it increased to $285,000.

Benefits under the Retirement Plan are calculated as an annuity based upon the employee's years of service to a maximum of 30 and the employee's highest average earnings for the 60 consecutive calendar month period during the 120 consecutive calendar month period preceding the employee's retirement multiplied by 1.4 percent for each year of service. Prior to 1986, the Retirement Plan was contributory, and the multiplier for pre-1986 Retirement Plan service is 1.7 percent. The employee's contributions grow annually based on the greater of 5 percent or 120 percent of the annual Mid-Term Applicable Federal Rate in effect for January of the plan year for which earnings are being credited. The Retirement Plan currently limits pensions paid under the Retirement Plan to an annual maximum in 2019 of $225,000 payable at age 65 in accordance with Internal Revenue Service requirements. Contributions to the Retirement Plan are made entirely by MGE and paid into a trust fund from which benefits of participants will be paid.

Eligibility for early retirement under the Retirement Plan is age 55 and five years of service. Benefits in the form of an annuity are available on a reduced basis at age 55 and an unreduced basis at age 65, or at age 62 with 15 years of service. Except for J. Keebler, each of the officers named in the Summary Compensation Table are eligible for early retirement under the Retirement Plan. C. A. Renlund is not a participant in the Retirement Plan.

Each named executive officer, except C. A. Renlund, has also entered into an income continuation agreement to supplement benefits from the Retirement Plan. The income continuation agreements are unfunded, and benefits are paid from the Company's general assets. Benefits are payable upon the six-month anniversary of the employee's retirement in the form of a ten-year certain annuity. Earnings, for purposes of the income continuation agreements, include salary, bonus, and nonqualified deferred compensation, but exclude payments from awards made under the Performance Unit Plan.

Benefits under the income continuation agreement for J. Keebler range from 29 percent at age 48 to 65 percent at age 65 of the employee's highest average earnings for the 60 consecutive calendar month period during the 120 consecutive calendar month period preceding the employee's separation of service less the benefit from the Retirement Plan, if any. Benefits under the income continuation agreements for J. Newman and L. Hobbie range from 55 percent at age 55 to 70 percent at age 65 of the employee's highest average earnings for the 60 consecutive calendar month period during the 120 consecutive calendar month period preceding the employee's retirement less the benefit from the Retirement Plan. Benefits under the income continuation agreement for D. Peterson range from 50 percent at age 60 to 55 percent at age 65 of the employee's highest average earnings for the 60 consecutive calendar month period during the 120 consecutive calendar month period preceding the employee's retirement less the benefit from the Retirement Plan. In all agreements, the designated percentage is based on the employee's age at retirement. If J. Keebler were to separate from service prior to age 55, the designated percentage is based on his age at separation of service.

A grantor trust has been established through which the Company pays benefits. In the event of a potential change in control or an actual change in control, we are required to fund the trust with cash or marketable securities in an amount equal to 100 percent of the present value of the aggregate amounts required to pay beneficiaries under all income continuation and nonqualified deferred compensation agreements plus an amount to cover the expense of maintaining the trust.

Amounts shown in the 2019 Pension Benefits Table above use a discount rate by participant which ranges from 3.32 percent to 3.73 percent for both the Pension Plan and income continuation agreements. For all named executive officers, benefits are calculated at earliest unreduced retirement age of 62 for the Retirement Plan and age 65 for the income continuation agreements. All benefits are calculated using MRP 2007 combined mortality tables with fully generational scale MMP-2019. No preretirement decrement is assumed. Benefits are payable in the form of a life annuity for the Retirement Plan and a ten-year certain annuity for the income continuation agreements. See Footnote 11.c. of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019, for additional information regarding the assumptions used to determine benefit obligations.

2019 Nonqualified Deferred Compensation Table

Name (a)	Executive Contributions in 2019 ($)(1) (b)	Registrant Contributions in 2019 ($)(2) (c)	Aggregate Earnings in 2019 ($)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance as of 12/31/19 ($)(3) (f)
Jeffrey M. Keebler	84,000	-	15,371	-	273,996
Deferred Compensation Plan
Jeffrey C. Newman	60,000	-	38,386	-	602,234
Deferred Compensation Plan
Lynn K. Hobbie	-	-	-	-	-
Deferred Compensation Plan
Cari Anne Renlund	-	8,523	2,137	-	37,748
Defined Contribution Supplemental Executive Retirement Plan
Donald D. Peterson	-	-	-	-	-
Deferred Compensation Plan

(1)

Amounts in this column are included in the "Salary" column in the 2019 Summary Compensation Table.

(2)

For J. Keebler and J. Newman, other than above-market earnings, amounts in this column are not included in the 2019 Summary Compensation Table. For C. A. Renlund, all earnings are included in the 2019 Summary Compensation Table (see explanation of C. A. Renlund's participation in a defined contribution supplemental executive retirement plan in the narrative below).

(3)

For J. Keebler and J. Newman, employee salary deferrals and above-market earnings for prior years have been previously reported in the Summary Compensation Table for those years. The aggregate balance for the prior year was $174,625 for J. Keebler, $503,848 for J. Newman, and $27,088 for C. A. Renlund.

Deferred Compensation Plan

For J. Keebler and J. Newman, the 2019 Nonqualified Deferred Compensation Table represents amounts deferred under individual deferred compensation agreements. Participants may defer up to 100 percent of monthly salary under their deferred compensation agreements. Deferred amounts are credited with earnings based on the semiannual rate of U.S. Treasury Bills having a 26-week maturity increased by one percentage compounded monthly, with a minimum annual rate of 7 percent, compounded monthly. The basis for the earnings credit is determined by the Company with approval from the Board of Directors and was last changed in 1991.

The Company does not make contributions to participants' accounts under the deferred compensation agreements. Distributions are payable upon the six-month anniversary of the employee's termination of employment with the Company, reflecting an Internal Revenue Code provision that has generally applied since January 1, 2005, to deferred compensation arrangements. The form of distribution is based on employee election and paid in semiannual or annual installments up to 15 years or in a lump sum.

Defined Contribution Supplemental Executive Retirement Plan

For C. A. Renlund, the 2019 Nonqualified Deferred Compensation Table represents the value of her account based on her participation agreement in the defined contribution supplemental executive retirement plan. Under the terms of that plan, each executive enters into an individual participation agreement. The agreement specifies a contribution percentage based on targeted compensation that increases based on a compensation scale. The participant's notional account is credited with 6 percent interest until age 65. Benefits are paid to the participant in the form of a 20-year annuity at the later of age 60 or termination of employment. The Plan has a five-year vesting provision, except in the event of disability, death, or a change in control.

Potential Payments on Employment Termination or Change in Control

Each of our named executive officers is a participant in the Madison Gas and Electric Company General Severance Plan (Severance Plan) which covers our salaried employees. In addition, MGE has entered into individual severance agreements (Severance Agreements) with each of our named executive officers that provide for payments in connection with the officer's termination of employment in the event of a change in control.

Employment Terminations Other Than in Connection With a Change in Control

For employment terminations other than in connection with a change in control, the named executive officers, like other salaried employees, are entitled to a payment equal to two weeks of compensation plus the employee's weekly compensation multiplied by the number of years of employment, not to exceed 24 years. There are no benefits payable under the Severance Plan if termination results from cause, permanent disability, death, early or normal retirement, or voluntary termination. Because those benefits are equally available to all salaried employees (including named executive officers) under those circumstances, they are not separately valued in this section. Benefits receivable under our retirement and deferred compensation arrangements are described above under "2019 Pension Benefits Table" and "2019 Nonqualified Deferred Compensation Table."

Employment Terminations in Connection With a Change in Control

For employment terminations in connection with a change in control, our benefits arrangements provide enhancements, which are described in the remainder of this section. Benefits receivable under our Retirement Plan and employee deferred compensation agreements are not separately valued in this section as they are described above under "2019 Pension Benefits Table" and "2019 Nonqualified Deferred Compensation Table" and are not affected by a change in control. The nonqualified defined contribution plan described in the "2019 Nonqualified Deferred Compensation Table" for C. A. Renlund is affected by a change in control and is valued in the table on the next page.

Under the form of Severance Agreements, for all new executive officers named in 2012 or later, such as J. Keebler, C. A. Renlund, and D. Peterson, they are entitled to a severance payment following a "change in control" if, within 24 months after the change in control, the officer's employment is terminated by: (i) MGE, other than for cause, or (ii) the employee, for "good reason." The definition of "good reason" in this agreement is a material diminution in the employee's base compensation, authority, duties or responsibilities, authority or duties of the employee's supervisor, or a material diminution in the budget over which the employee retains authority. The employee must notify the Company within 90 days of the occurrence of the good reason condition and the Company must be provided at least 30 days to remedy the condition.

Currently, J. Newman and L. Hobbie are entitled to a severance payment following a "change in control" if, within 24 months after the change in control, employment is terminated by: (i) MGE, other than for cause; (ii) the employee for "good reason"; or (iii) the employee for any reason during the 30-day period commencing one year after the date of the change in control. "Good reason" is defined to include a material reduction in the employee's position, duties, or responsibilities; any reduction in compensation or benefits; or failure to provide benefits comparable to peer employees and a required relocation of the employee from Dane County, Wisconsin. The employee's good faith determination of good reason is considered conclusive.

Under all agreements, the employee must remain with the Company voluntarily until an attempted change in control terminates or until 90 days following a change in control. The employee agrees to keep confidential trade secrets and other nonpublic information concerning MGE.

"Change in control" is defined to include:

•

The acquisition by any person, subject to certain exceptions, of beneficial ownership of 20 percent or more of our common stock;

•

A change in the majority of our Board of Directors;

•

Certain mergers or similar transactions involving MGE's assets where, among other conditions, the current shareholders do not constitute at least 60 percent of the shareholders of the resulting or acquiring entity; or

•

A liquidation or dissolution of MGE.

Severance payments to L. Hobbie and J. Newman will be equal to any unpaid salary and accrued vacation pay, three times the employee's annual base salary plus three times the highest bonus paid during any of the five years immediately preceding a change in control, reduced to avoid triggering excise tax under Section 280G of the Internal Revenue Code. Severance payments to J. Keebler, C. A. Renlund, and D. Peterson will be equal to any unpaid salary and accrued vacation pay, two times the annual base salary plus two times the highest bonus paid during any of the five years preceding a change in control, reduced to avoid triggering excise tax under Section 280G of the Internal Revenue Code. The agreements with L. Hobbie and J. Newman were entered into at earlier dates (in some cases, 1994) than the agreement with J. Keebler, C. A. Renlund, and D. Peterson. J. Keebler's, C. A. Renlund's, and D. Peterson's agreements were entered into in connection with being named an officer of the Company in January 2012, November 2015, and July 2015, respectively. Severance payments are payable upon the six-month anniversary of the date of separation.

Subject to Section 280G limitations referenced above, in addition to severance, MGE is obligated to pay any legal expenses incurred by the employee for disputes in which the employee prevails. Employees are not obligated to seek other employment or otherwise take action to mitigate the amounts payable by MGE. Over age 67, benefits are subject to reduction (eventually to zero); no benefits are payable beyond age 70 or if the employee dies.

The table below was prepared to illustrate the benefits payable under the Severance Agreements; Performance Unit Plan for J. Keebler, C. A. Renlund, and D. Peterson; and nonqualified defined contribution plan for C. A. Renlund as though a change in control occurred, and the named executive officers' employment was terminated, on December 31, 2019. However, no change in control of MGE has actually occurred, and no executive has received any of the severance indicated. If a change in control did occur in the future, the actual payments to the named executive officers would depend upon the circumstances in effect at the time, including relative salaries, bonuses, and ages.

Executive Benefits Upon Termination	Jeffrey M. Keebler	Jeffrey C. Newman	Lynn K. Hobbie	Cari Anne Renlund	Donald D. Peterson
Severance (a):
Salary	$554,658	$931,666	$822,933	$541,229	$462,063
Bonus	$380,057	$512,417	$451,619	$256,182	$144,920
Pro Rata Bonus - Year of Termination (b)	$411,125	$220,935	$175,512	$142,142	$78,683
Performance Unit Plan - Unvested (c)	$976,170	$0	$0	$323,524	$186,922
Nonqualified Defined Contribution Plan (d)	$0	$0	$0	$37,748	$0
Total	$2,322,010	$1,665,018	$1,450,064	$1,300,825	$872,588

(a)

Value reflects two or three times the amount of the executive's base salary plus the highest paid or payable bonus in the past five years, reduced to avoid triggering excise tax under Section 280G of the Internal Revenue Code.

(b)

Executives are entitled to a pro-rated bonus, depending on the time of the year in which the termination occurs, based upon the highest bonus paid or payable in the past three fiscal years immediately preceding the year in which a change in control occurs.

(c)

Unvested values of performance unit awards are shown only for executives who are under age 55 or have less than ten years of service as an MGE officer. As explained under the "Outstanding Equity Awards at December 31, 2019" table, awards under the Performance Unit Plan will continue to vest if the executive is age 55 with ten or more years of service at his or her bona fide retirement, which is assumed in the event of a change in control.

(d)

Represents present value of accelerated vesting from 0 percent to 100 percent that would occur under C. A. Renlund's nonqualified defined contribution agreement if a change in control had occurred and her employment had been terminated.

CEO Pay-Ratio Disclosure

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of a median employee's annual total compensation compared to the annual total compensation of our CEO. That disclosure is set forth in the table below, together with two alternative presentations; one based upon removing the value associated with the change in pension value as MGE's median employee does not have a defined benefit pension benefit due to the employee's hire date and our CEO does, and another, based upon compensation reported on Forms W-2.

	Required Presentation	Alternate Presentation Without Defined Benefit Pension	Alternate W-2 Presentation
Median Employee Compensation	$115,463	$115,463	$99,358
CEO Compensation	$2,381,012	$1,366,429	$995,642
Ratio of CEO to Median Employee Compensation	20.6:1	11.8:1	10.0:1

According to published accounts, the pay-ratio rule is designed to allow shareholders to better understand and assess a particular registrant's compensation practices and pay-ratio disclosures. We believe the alternative methods we have presented provide investors with a more useful basis on which to understand our compensation practices. Thus, we have included both the presentation prescribed by the rule as well as these two alternate methods.

The required presentation is calculated based upon total compensation, as defined for the purposes of the 2019 Summary Compensation Table. This calculation includes changes in pension value, which reflect changes in the present value of future retirement benefits, and may not allow investors to assess MGE's compensation practices over time. As such, MGE has included two alternative methods. The first method includes all elements in the Summary Compensation Table, excluding the change in pension value figure as MGE's median employee does not have the defined benefit pension, and we wanted to provide what we believe is a better comparison of annual compensation. The second method simply uses actual earnings for the median employee and the CEO as shown on their individual Form W-2 statements. Because this method uses actual earnings, it reflects compensation paid to the median employee compared to compensation paid to the CEO and, we believe, is a more useful measure in assessing our compensation practices.

Inclusion of the change in pension value may not allow investors to evaluate properly MGE's compensation practices over time for several reasons:

•

The change in pension value does not affect current compensation to any participant, including the CEO;

•

The change in pension value calculation is impacted by variables that apply to all participants, namely interest rate changes, but is also impacted by individual changes reflective of a specific employee's circumstances, such as length of service, age, etc. These individual circumstances could vary from a median employee in one year, to a potentially different median employee the next year; and

•

We adjusted our retirement programs in 2007. All employees hired before January 1, 2007, are enrolled in our defined benefit retirement plan. All employees hired on or after January 1, 2007, participate in our defined contribution 401(k) plan. Inclusion of the change in pension value, which only applies to those employees hired prior to January 1, 2007, may distort the ratio from one year to the next if the median employee and his or her related retirement plan participation changes.

The rules surrounding the CEO Pay Ratio generally require companies to identify the median employee only once every three years and then just calculate the total compensation for that employee each year. During 2019, there were no significant changes to MGE's employee population and no changes to employee compensation arrangements; furthermore, the median employee from the prior disclosure occupies the same job and pay grade as the prior disclosure, and as a result, MGE is using the same median employee as in last year's disclosure. Based on the facts and circumstances, using the same median employee will not significantly impact the pay-ratio disclosure. The median employee identified is not enrolled in the Company's Defined Benefit Pension Plan.

OTHER INFORMATION

Expenses of Solicitation

We will bear the cost of soliciting proxies for the Annual Meeting. Proxies will be solicited by mail and may be solicited personally by our directors, officers, or employees who will not receive special compensation for such services. We have retained Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902, to solicit proxies at a fee of $7,000 plus expenses.

Shareholder Proposals for 2021 Annual Meeting

Shareholder proposals intended to be presented at the 2021 Annual Meeting of Shareholders must be received in writing at our principal executive offices (623 Railroad Street, Post Office Box 1231, Madison, Wisconsin 53701-1231, Attention: Secretary) prior to December 1, 2020, in order to be considered for inclusion in our Proxy Statement and proxy related to that meeting. Any proposal submitted must be in compliance with Rule 14a-8 of Regulation 14A of the SEC.

Our bylaws set forth additional requirements and procedures regarding the submission by shareholders of matters for consideration at the 2021 Annual Meeting of Shareholders, including a requirement that those proposals be given to the Secretary not later than the close of business on the 75th day and not earlier than the close of business on the 100th day prior to the first anniversary of the preceding year's Annual Meeting. Accordingly, a shareholder proposal intended to be considered at the 2021 Annual Meeting of Shareholders must be received by the Secretary at the address set forth above after the close of business on February 8, 2021, and on or prior to the close of business on March 5, 2021.

Contacting Our Directors

A shareholder who desires to contact members of our Board of Directors may do so by sending an email to directors@mgeenergy.com or by writing to Board of Directors, MGE Energy, Inc., Post Office Box 1231, Madison, Wisconsin 53701-1231. The correspondence should identify the shareholder; his, her, or its address; and shareholdings. That correspondence is received by our Corporate Secretary's office. Our Corporate Secretary's office will forward matters within the board's purview to them. Ordinary business matters, such as issues relating to customer service, employment, or commercial transactions, will be directed to the appropriate areas within our Company for handling. Comments or concerns regarding financial reporting, legal compliance, or other ethical issues should be directed to EthicsPoint at www.ethicspoint.com or phone 1-866-384-4277. EthicsPoint is a third party we have selected for receiving and handling such communications from shareholders as well as our employees. Communications to EthicsPoint may be sent anonymously. EthicsPoint will forward those communications directly to the Chairman of our Audit Committee.

References to Websites

We have included several website references in this document as an aid to finding additional information about specific subjects. By doing so, we do not mean to incorporate, and are not incorporating, those websites or their content into this document.

Dated: March 30, 2020

QUESTIONS AND ANSWERS

Q.

Why am I receiving this Proxy Statement?

A.

We are sending this document to you because our Board of Directors is seeking your proxy to vote your shares at our Annual Meeting.

Q.

When and where will the Annual Meeting take place?

A.

See the notice of Annual Meeting at the beginning of this Proxy Statement for meeting information.

Please note:  Based on restrictions and guidance at the time of this printing from federal, state, and local public health agencies concerning the COVID-19 coronavirus, MGE Energy is planning for likely modifications to the format of our Annual Meeting, typically held in person in Middleton, Wisconsin. If we make modifications, we will announce alternative arrangements for the meeting as promptly as is practicable. Please monitor mgeenergy.com/RSVP for updated information regarding our Annual Meeting.

Q.

Why did I receive more than one copy of this Proxy Statement?

A.

If you own our common stock under more than one account registration, such as individually and also jointly with your spouse, you may receive more than one copy of this document. If you hold shares directly with us and also hold shares with a broker, you may receive more than one copy of this document. Unless you prefer paper copies, please consider visiting www.mgeenergy.com/Paperless.

Q.

Why is it important to vote?

A.

Your broker is not permitted to vote on your behalf on the election of directors, the approval of the 2021 Long-Term Incentive Plan, or on the advisory votes related to executive compensation matters or the shareholder proposal. Thus, your broker needs your instructions in order for your shares to be voted on these matters. For your vote to be counted, you now need to communicate your voting instructions to your broker, bank, or other financial institution before the date of the Annual Meeting. If you do not vote, your shares may not be represented at the Annual Meeting.

Q.

Where can I find information about executive compensation for 2019?

A.

See the information under "Executive Compensation" starting on page 29 of this Proxy Statement, including the "Executive Summary" summarizing our board's approach to executive compensation.

Q.

What is MGE Energy, Inc.?

A.

MGE Energy is an investor-owned public utility holding company formed in August 2002. Our headquarters is located in Madison, Wisconsin, and we are the parent company of Madison Gas and Electric Company (MGE), our principal subsidiary. Our corporate office is located at 623 Railroad Street, Madison, Wisconsin 53703.

MGE ENERGY, INC., 2021 LONG-TERM INCENTIVE PLAN

EXHIBIT A

1.

Purposes of the Plan

The purpose of this Plan is to attract, retain and motivate key Employees and Directors of the Company by providing those Employees and Directors stock-based incentives and reward for performance of the Company.

The Plan permits the grant of Awards of Restricted Stock, Restricted Stock Units, Performance Units, and Dividend Equivalents, or any combination of the foregoing. Directors of the Company will not be granted Performance Units.

2.

Definitions

As used herein, the following definitions will apply:

"Administrator" means the Board, or any individual or committee of the Board that will be administering the Plan, in accordance with Section 4 of the Plan.

"Award" means, individually or collectively, a grant under the Plan of Restricted Stock, Restricted Stock Units, or Performance Units.

"Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

"Beneficiary" means the person or trust designated to receive Plan benefits, if any, following a Participant's death in accordance with Section 22.

"Board" means the board of directors of the Company.

"Cause" means the Employee Participant's: (i) continued failure to obey reasonable instructions of the person(s) to whom the Participant reports; (ii) continued neglect of duties and responsibilities; (iii) willful misconduct or other actions in bad faith which are to the Company's detriment; (iv) breach of any material covenant with the Company by which the Participant is bound, including without limitation, any confidentiality, intellectual property or non-solicitation agreements with the Company (including without limitation the provisions contained herein), or (v) violation of any provision of the Company's written policies or code of ethics. Notwithstanding the above, in the event the Participant is subject to an employment agreement, "Cause" shall have the meaning ascribed therein.

"Change in Control" means, unless otherwise provided in the Award Agreement, the occurrence of any of the following events:

(1)

the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control:

(A)

any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities),

(B)

any acquisition by the Company,

(C)

any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company,

(D)

any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the Shareholder Continuity Condition (as defined below), the Beneficial Ownership Condition (as defined below) and the Board of Directors Continuity Condition (as defined below) shall be satisfied;

and provided further that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2)

individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

(3)

the consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation each of the Shareholder Continuity Condition, the Beneficial Ownership Condition and the Board of Directors Continuity Condition shall be satisfied; or

(4)

approval by the Company's shareholders of (1) a plan of complete liquidation or dissolution of the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition each of, the Shareholder Continuity Condition, Beneficial Ownership Condition and Board of Directors Continuity Condition shall be satisfied.

For purposes of the definition of "Change in Control," the following definitions shall apply:

"Shareholder Continuity Condition" shall be satisfied in connection with a transaction if at least 60% of the then outstanding shares of common stock of the corporation resulting from such transaction and at least 60% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such transaction and in substantially the same proportions relative to each other as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be.

"Beneficial Ownership Condition" shall be satisfied in connection with a transaction if no Person other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such transaction (or any corporation controlled by the Company) and any Person who beneficially owned, immediately prior to such transaction, directly or indirectly, 35% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of such corporation or 35% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors.

"Board of Directors Continuity Condition" shall be satisfied in connection with a transaction if at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such transaction.

Notwithstanding the foregoing, the occurrence of any event shall not be deemed a Change in Control: (i) with respect to any Award that is subject to Code Section 409A unless such event qualifies as a change in control event within the meaning of Code Section 409A, or (ii) to create a holding company of which the total voting power is owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the voting power of the stock of the Company immediately prior to such transaction(s).

"Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

"Common Stock" means the common stock of the Company.

"Company" means MGE ENERGY, Inc., a Wisconsin corporation, or any successor thereto.

"Director" means any non-employee member of the Company's Board of Directors, the composition of which may change from time to time.

"Disability" with respect to Awards other than Awards subject to Code Section 409A, a mental or physical illness that entitles the Participant to receive benefits under the long term disability plan of the Company, or if the Participant is not covered by such a plan or the Participant is not an Employee or a Director, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company. With respect to any Award subject to Code Section 409A, "Disability" means a mental or physical illness that entitles the Participant to receive benefits under the long term disability plan of the Company, or if the Participant is not covered by such a plan or the Participant is not an Employee or a Director, a Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

"Dividend Equivalent" means a right, granted under this Plan with respect to an Award, to receive the cash equivalent of all or a specified portion of the dividends declared and paid with respect to one Share of Common Stock. With respect to any Awards that are subject to vesting conditions, Dividend Equivalents shall be paid only to the extent the underlying Awards vest in accordance with this Plan. The Dividend Equivalent amount shall be calculated based upon the dividend rate on the date the dividend is declared. Dividend Equivalents shall not be deemed reinvested in the Company's Common Stock and shall be paid in cash to the Participants on the appropriate Settlement Date.

"Employee" means any person, including Officers, employed by the Company. Neither service as a director on the board nor payment of a director's fee by the Company will be sufficient to constitute "employment" by the Company.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means the fair market value of a Share as determined in good faith by the Administrator or under procedures established by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value of Stock shall be the officially-quoted closing selling price of the stock or if no selling price is quoted the bid price on the NASDAQ or other principal stock exchange or market on which Stock is traded on the day immediately preceding the day as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.

"Grant Date" means the date upon which an Award is granted to a Participant.

"Grant Year" means the calendar year in which an Award is granted to a Participant.

"Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

"Participant" means the holder of an outstanding Award.

"Performance Goal" means the objective and/or subjective criteria determined by the Administrator, the degree of attainment of which will affect the amount of the Award of Performance Units the Participant is entitled to receive or retain. Performance Goals may contain threshold, target and maximum levels of achievement. Performance Goals may be based on financial, operational, safety, environmental, or individual performance measures, among other similar measures.

"Performance Period" means that period established by the Administrator at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Administrator with respect to such Award are to be measured.

"Performance Unit" means an Award representing a bookkeeping entry that may entitle a Participant to receive an amount equal to the Fair Market Value of one Share, which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine, subject to the terms and conditions set forth in Section 8 of this Plan. A Performance Unit may be settled for cash, Shares, or a combination of the foregoing pursuant to Section 8, subject to the withholding provisions in Section 13. Each Performance Unit represents an unfunded and unsecured obligation of the Company. For the avoidance of doubt, Directors of the Company will not be granted Performance Units.

"Plan" means this 2021 Long-Term Incentive Plan.

"Retirement" means a Participant's termination of employment or service from the Company that satisfies certain terms and conditions, as specified in the Award Agreement.

"Restricted Stock" means Shares issued pursuant to a Restricted Stock award under Section 6 of the Plan.

"Restricted Stock Unit" means an Award representing a bookkeeping entry that may entitle a Participant to receive an amount equal to the Fair Market Value of one Share, which may be earned in whole or in part upon attainment of vesting criteria as the Administrator may determine, subject to the terms and conditions set forth in Section 7. A Restricted Stock Unit shall be settled in Shares, subject to: 1) as to Employees, the withholding provisions in Section 13 and 2) as to Directors, the payment provisions in Section 7.4 (b). Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

"Rule 16b 3" means Rule 16b 3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

"Settlement Date" means the payment date for Restricted Stock Units or Performance Units, as applicable.

"Share" means a share of the Company's Common Stock, par value $1.00 per share as traded on the NASDAQ or other principal stock exchange or market on which the Shares are traded.

"Substitute Award" has the meaning set forth in Section 11.2.

"Termination of Service" means with respect to Awards other than those subject to Code Section 409A, the first day on which (i) an individual is for any reason no longer providing services to the Company as an Employee or Director; provided, however, that the Administrator shall have the discretion to determine when a Participant, who terminates services as an Employee or Director, but continues to provide services in the capacity of a consultant immediately following such termination, has incurred a Termination of Service. With respect to Awards that are subject to Code Section 409A, a "Termination of Service" means a "separation from service" within the meaning of Treasury Regulation Section 1.409A-1(h) or as otherwise permitted under Code Section 409A.

"Vesting Period" means the period, if any, during which the transfer of Restricted Stock or Restricted Stock Units are subject to restrictions and therefore, the Awards are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, or the occurrence of other events as determined by the Administrator. The Vesting Period shall end on December 31 (unless another date is set forth in the Award Agreement) of the last calendar year during which the Award are subject to such restrictions or conditions.

3.

Stock Subject to the Plan

3.1

Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan is 500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. The maximum number of Shares of Common Stock that may be issued under the Plan in this Section 3.1 shall not be affected by (i) the cash payment of dividends or Dividend Equivalents in connection with outstanding Awards; or (ii) any Shares required to satisfy Substitute Awards.

3.2

Lapsed Awards. If, with respect to Restricted Stock, Restricted Stock Units, or Performance Units, an Award is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares, which were subject thereto will become available for future grant under the Plan. Shares that have actually been issued under the Plan under any Award (other than unvested Restricted Stock) will not be returned to the Plan and will not become available for future distribution under the Plan. Shares used to satisfy the tax withholding obligations related to an Award will not become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will result in reducing the number of Shares available for issuance under the Plan. In addition, Shares issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or parent or any of its subsidiaries shall not reduce the number of Shares available for issuance under the Plan.

3.3

Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.

Administration of the Plan

4.1

Administrator. Other than as provided above, the Plan will be administered by (A) the Board, except to the extent the Board has delegated any authority to any other individual or committee of the Board (B) the Compensation Committee of the Board, or (C) a Committee, which Committee will be constituted to satisfy applicable laws. The Board has authorized the CEO and CFO of the Company to execute, on behalf of the Company, any instrument required to effect the grant of an Award that was granted by the Administrator.

4.2

Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(a)

to determine the Fair Market Value;

(b)

to select the Employees and Directors to whom Awards may be granted hereunder;

(c)

to determine the number of Shares to be covered by each Award granted hereunder;

(d)

to determine the threshold, target, and maximum Performance Goals with respect to any Award, and the determination of any level of achievement of any Performance Goal;

(e)

to approve forms of Award Agreements for use under the Plan;

(f)

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(g)

to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(h)

to determine whether and under what circumstances a Participant has incurred a Termination of Service (e.g., whether Termination of Service of an Employee was for Cause);

(i)

to prescribe, amend and rescind rules and regulations relating to the Plan;

(j)

to modify or amend each Award (subject to Section 17 of the Plan);

(k)

to allow Employee Participants to satisfy withholding tax obligations in such manner as prescribed in Section 13 of the Plan;

(l)

to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(m)

to make all other determinations deemed necessary or advisable for administering the Plan.

4.3

Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by applicable laws.

4.4

Limitation of Liability. In the exercise of authority under the Plan, the Administrator (and its delegates) shall be entitled in good faith to rely or act upon any report or other information furnished to him or her by any Employee of the Company, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No Administrator (or its delegates) or executive shall be personally liable to the Company or to any Participant in the Plan for any action, determination, or interpretation taken or made in good faith with respect to the administration of this Plan, and each such person shall be fully indemnified and the Company and the Participants in the Plan waive their rights with respect to any such liability.

5.

Eligibility and Minimum Vesting

5.1

Eligibility. Restricted Stock, Restricted Stock Units, and Performance Units may be granted to Employees who are officers or otherwise determined to be key employees. Restricted Stock and Restricted Stock Units may be granted to Directors. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement. The Administrator shall have sole discretion to designate eligible Employees and Directors who may participate in the Plan. Participation in this Plan in one Grant Year neither guarantees nor precludes participation in any subsequent Grant Year.

5.2

Minimum Vesting.

(a)

Except as otherwise provided under this Plan or an Award Agreement,

(i)

in the case of any Award that is conditioned upon the attainment of specified Performance Goals by the Participant with the Company and is payable in Shares, the Performance Period shall last for no less than three (3) years, or

(ii)

in the case of an Award that is conditioned solely upon the continuous employment by the Participant with the Company and is payable in Shares, the Vesting Period shall last for no less than three (3) years.

(b)

Under this Plan or an Award Agreement, during the mandated three year Vesting Period, as applicable, the Administrator may not waive the Vesting Period for all or any part of such Award. Notwithstanding the foregoing, the Administrator shall have the authority under this Section 5.2 to accelerate, vest or waive the Vesting Period with respect to any Awards (that are subject to the minimum vesting restrictions set forth above) that (A) (exclusive of the accelerations, vesting and waivers permitted pursuant to clauses (B) and (C) below) do not, in the aggregate, exceed five percent (5%) of the available Shares under the Plan (as such number may be adjusted or increased from time to time pursuant to the Plan), (B) occur in connection with a Change in Control, or (C) occur, with a respect to any Participant, in connection with the death, Disability, or Retirement, or other Termination of Service, of such Participant.

(c)

For purposes of this Section 5.2, Awards granted in the first calendar quarter of a Grant Year shall be deemed as having been granted on the January 1 of such Grant Year for purposes of satisfying the minimum vesting requirements under this Section 5.2.

6.

Restricted Stock

6.1

Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Directors in such amounts as the Administrator, in its sole discretion, will determine.

6.2

Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify any Vesting Period, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine in accordance with the terms and conditions of the Plan. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

6.3

Transferability. Except as provided in this Section 6 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable Vesting Period.

6.4

Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

6.5

Removal of Restrictions. Except as otherwise provided in this Section 6, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any Vesting Period or at such other time as the Administrator may determine. The Administrator, in its discretion, may reduce or waive any restrictions for such Award or accelerate the time at which any restrictions will lapse or be removed.

6.6

Voting Rights as a Stockholder. During any Vesting Period, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

6.7

Dividends and Other Distributions. During any Vesting Period, Participants holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares. However, all such dividends or distributions will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, and if such Shares of Restricted Stock are forfeited to the Company, such dividends or other distributions shall also be forfeited.

6.8

Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

7.

Restricted Stock Units

7.1

Grant. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock Units to Employees and Directors in such amounts as the Administrator, in its sole discretion, will determine.

7.2

Restricted Stock Unit Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify any Vesting Period, the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine in accordance with the terms and conditions of the Plan.

7.3

Earning Restricted Stock Units. Upon meeting the applicable vesting criteria set forth in the Award Agreement, the Participant will be entitled to receive a payout as described in the Plan and the Award Agreement.

7.4

Form and Timing of Payment.

(a)

Employee Participants. With respect to Participants who are Employees, the Company will pay earned Restricted Stock Units in Shares. Any payment with respect to Dividend Equivalents shall be paid in cash. Unless otherwise provided in an Award Agreement, the Settlement Date for all Restricted Stock Units credited with respect to a Participant shall be as soon as administratively practical following the completion of the Vesting Period applicable to such Award, but in no event shall such Settlement Date be later than March 15 of the Year following the Year of the completion of the Vesting Period applicable to an Award of Restricted Stock Units.

(b)

Director Participants. With respect to Participants who are Directors, to the extent authorized by the Administrator or set forth in an Award Agreement, a Participant may elect, at such times and in accordance with rules and procedures adopted by the Administrator (which shall comport with Code Section 409A), to receive up to twenty-five percent (25%) of his or her Award of Restricted Stock Units in cash. Payments made under this section shall be subject to the Company's stock ownership guidelines.

7.5

Rights as a Stockholder. Unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) in respect of earned Restricted Stock Units, no right to vote or receive dividends or other distributions or any other rights as a stockholder will exist with respect to the Shares that may be subject to such Restricted Stock Units. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 9 of the Plan. Any Dividend Equivalents described in Section 9 shall be paid in cash and if the underling Award is forfeited to the Company, such Dividend Equivalents shall also be forfeited.

7.6

Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

8.

Performance Units

8.1

Grant of Performance Units. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Performance Units to Employees in such amounts as the Administrator, in its sole discretion, will determine.

8.2

Performance Unit Agreement. Each Award of Performance Units will be evidenced by an Award Agreement that will specify the Performance Period, the Performance Goals, and such other terms and conditions as the Administrator, in its sole discretion, will determine in accordance with the terms and conditions of the Plan.

8.3

Performance Goals and Other Terms. The Administrator will set any Performance Goals or other vesting provisions (including, without limitation, continued status as an Employee) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units that will be paid out to Employees. The Administrator may set Performance Goals based upon the achievement of Company-wide, divisional, business unit or individual goals (including, without limitation, continued employment), or any other basis determined by the Administrator in its discretion.

8.4

Earning of Performance Units. After the applicable Performance Period has ended, the holder of Performance Units will be entitled to receive a payout as described in this Plan and the Award Agreement of the number of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other vesting provisions have been achieved.

8.5

Form and Timing of Payment of Performance Units.

(a)

The Company will pay earned Performance Units in the form of Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period). Any payment with respect to Dividend Equivalents shall be paid in cash. Unless otherwise provided in an Award Agreement, the Settlement Date for all Performance Units credited with respect to a Participant shall be as soon as administratively practical following the end of the Performance Period applicable to such Award, but in no event shall such Settlement Date be later than March 15 of the Year following the completion of the Performance Period applicable to an Award of Performance Units.

(b)

Notwithstanding Section 8.5(a) above, to the extent authorized by the Administrator or set forth in an Award Agreement, a Participant may elect, at such times and in accordance with rules and procedures adopted by the Administrator (which shall comport with Code Section 409A), to receive the value of all or any portion of his or her Award of Performance Units in cash. Payments made under this section shall be subject to the Company's stock ownership guidelines.

8.6

Rights as a Stockholder. Unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) in respect of earned Performance Units, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares that may be subject to such Performance Units. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 9 of the Plan. Any Dividend Equivalents described in Section 9 shall be paid in cash and if the underling Award is are forfeited to the Company, such Dividend Equivalents shall also be forfeited.

8.7

Cancellation of Performance Units. On the date set forth in the Award Agreement, all unearned or unvested Performance Units will be forfeited to the Company, and again will be available for grant under the Plan.

9

Dividend Equivalents

Except as otherwise provided in an Award Agreement, as of the Settlement Date, the Administrator will determine the value of the Dividend Equivalents that accrued during the Vesting Period or Performance Period, as applicable. Such Dividend Equivalents with respect to a vested Award shall be paid in the form of cash on the applicable Settlement Date. Unless otherwise provided in the Award Agreement, if the Participant incurs a Termination of Service prior to the date the Award granted in connection with the Dividend Equivalent vests, the Participant's right to such Dividend Equivalents shall be immediately forfeited.

10.

Termination of Service; Leaves of Absence

10.1

Forfeiture. Any Awards that remain subject to the Vesting Period or which are not otherwise vested (i.e., the end of the Performance Period has not expired) at the time of a Termination of Service shall be canceled and forfeited to the Company. Any Restricted Stock that is forfeited by the Participant upon Termination of Service shall be reacquired by the Company, and the Participant shall sign any document and take any other action required to assign such Shares back to the Company.

10.2

Death, Disability, or Retirement. Notwithstanding the above, the Award Agreement shall specify the terms and conditions in the event the Participant incurs a Termination of Service in connection with the Participant's death, Disability, or Retirement.

10.3

Leave of Absence. The Administrator may suspend the vesting of Awards granted hereunder during any unpaid leave of absence that exceeds ninety (90) days, and may take any action as it determines in its discretion to adjust the Award for such unpaid leave of absence.

11.

Transferability of Awards

11.1

Transferability. Unless determined otherwise by the Administrator, prior to the time, if applicable, Shares are delivered in respect of such Award, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will not be transferable other than for no consideration, and will contain such additional terms and conditions as the Administrator deems appropriate.

11.2

Substitute Awards. The Administrator may, in its discretion and on such terms and conditions as the Administrator considers appropriate under the circumstances, grant Substitute Awards under the Plan. For purposes of this Section 11.2, "Substitute Award" means an Award granted under the Plan in substitution for stock and stock-based awards ("Acquired Entity Awards") held by current and former employees to, another corporation or entity who become eligible persons as the result of a merger, consolidation or combination of the employing corporation or other entity (the "Acquired Entity") with the Company or the acquisition by the Company of property or stock of the Acquired Entity immediately prior to such merger, consolidation, acquisition or combination in order to preserve for the person the economic value of all or a portion of such Acquired Entity Award at such price as the Administrator determines necessary to achieve such preservation of economic value.

12.

Adjustments; Dissolution or Liquidation; Merger or Change in Control

12.1

Adjustments. (i) In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award and the numerical Share limits contained in this Plan; and (ii) upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding clause (i) or a sale of all or substantially all of the business or assets of the Company as an entirety, unless specified otherwise in the applicable Award Agreement, the Administrator will equitably and proportionately adjust the Performance Goals applicable to any then-outstanding performance-based Awards to the extent necessary to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan with respect to such Awards; and (iii) it is intended that, if possible, any adjustments contemplated by the preceding clauses (i) and (ii) be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Code Section 409A) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

12.2

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. An Award will terminate immediately prior to the consummation of such proposed action.

12.3

Change in Control Transaction. In the event of a merger, consolidation or similar transaction directly or indirectly involving the Company that results in a Change in Control, the Participant will fully vest in and all restrictions on Restricted Stock, Restricted Stock Units, and Performance Units (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its parent or subsidiaries, as applicable. In addition, in the event of a Change in Control, the Administrator may determine, without the Participant's consent, that the Award will terminate in exchange for an amount of cash, equal to the amount that would have been attained upon the payment of such Award or realization of the applicable Participant's rights as of the date of the occurrence of such transaction.

12.4

Section 409A. Notwithstanding anything in this Section 12 to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement or other agreement related to the Award does not comply with the definition of "change in control" for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

13.

Tax

13.1

Withholding Requirements. With respect to an Employee, prior to the delivery of any Shares or cash pursuant to each separate Award or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant's FICA obligation) required to be withheld with respect to each such separate Award.

13.2

Required Withholding. With respect to an Employee, the Administrator in its sole discretion may provide that when taxes are to be withheld in connection with the completion of the Vesting Period or upon the Settlement Date on an Award or upon payment of any benefit or right under the Plan (the date of completion of such Vesting Period or such payment of any other benefit or right occurs hereinafter referred to as the "Tax Date"), the Participant may be required or may be permitted to elect to make payment for the withholding of federal, state and local ("Income") taxes, including Social Security and Medicare ("FICA") taxes, by one or a combination of the following methods:

(a)

payment of an amount in cash equal to the amount to be withheld;

(b)

requesting the Company to withhold from those Shares that would otherwise be received upon the completion of the Vesting Period on, or upon settlement of, any other Award, a number of Shares having a Fair Market Value on the Tax Date approximately equal to the amount to be withheld; or

(c)

withholding from any compensation otherwise due to the Participant.

13.3

Maximum Withholding. The Administrator in its sole discretion may provide that the maximum amount of tax withholding in connection with the settlement of any other Award to be satisfied by withholding Shares pursuant to this Section 13 shall not exceed the maximum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by a Participant under this Section 13 is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Participant must deliver cash to satisfy all tax withholding requirements, unless otherwise provided in the Award Agreement.

13.4

83(b) Election. Any Employee who makes an election under Code Section 83(b) shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in Section 13.2(a).

13.5

Condition to Settlement. No Award shall be settled, whether in cash or in Shares, unless the applicable tax withholding requirements have been met to the satisfaction of the Administrator.

13.6

Notification under Code Section 83(b). If the Participant, in connection with the grant of Restricted Stock, makes the election permitted under Code Section 83(b) to include in such Participant's gross income in the year of transfer the amounts specified in Code Section 83(b), then such Participant shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Administrator may, in connection with the grant of an Award or at any time thereafter, prohibit a Participant from making the election described above.

13.7

Compliance with Code Section 409A.

(a)

Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator.

(b)

The Plan and each Award Agreement under the Plan are intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

(c)

If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes "nonqualified deferred compensation" within the meaning of Code Section 409A and (ii) the Participant is a specified employee as defined in Code Section 409A(a)(2)(B)(i), in each case as determined by the Company in accordance with its procedures, by which determinations the

Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of "separation from service" (as determined under Code Section 409A) (the "New Payment Date"), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

(d)

If any amount becomes payable under any Award subject to Code Section 409A by reason of a Change in Control, and a Change in Control occurs as defined by the Plan or the Award Agreement that is not a "change in control event" as defined by Code Section 409A, then the Participant's rights to such payment, to the extent not already vested, shall be fully vested on the date of the Change in Control, and the amount of such payment shall be determined as of such date, but payment shall be deferred until the earliest of: (i) the date on which a change in control event (as defined under Code Section 409A) occurs with respect to the Participant; (ii) the date on which the Participant incurs a Termination from Service (or six months thereafter to the extent required by Section 17.7(c)); (iii) the Participant's death, or (iv) if the terms of the Award provide for a payment upon a specific date, on such date.

(e)

If and to the extent permitted by the Administrator, a Participant may elect at such times and in accordance with rules and procedures adopted by the Administrator (which shall comport with Code Section 409A), to receive all or any portion of the Participant's Award at a date that is later than the Settlement Date. An election to defer the timing of payment of an Award must be filed with the Company (pursuant to procedures established by the Administrator) in a manner that meets the timing requirements specified in Treasury Regulation Section 1.409A-2(a). Such election shall be irrevocable as of the applicable election deadline, unless the Company has specified an earlier time at which it shall be irrevocable.

(f)

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Code Section 409A but do not so satisfy the conditions of that section.

14.

No Effect on Employment or Service

Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant's relationship as an Employee or Director with the Company, nor will they interfere in any way with the Participant's right or the right of the Company to terminate such relationship at any time, with or without Cause (as to Employees), to the extent permitted by applicable laws.

15.

Date of Grant

The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

16.

Term of Plan

The Plan will become effective upon its approval by the stockholders of the Company in the manner and to the degree required under applicable laws, and will continue in effect for a term of ten (10) years from the date of such approval, unless terminated earlier under Section 17 of the Plan.

17.

Amendment and Termination of the Plan

17.1

Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

17.2

Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with applicable laws.

17.3

Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. No Awards shall be granted pursuant to the Plan after such Plan termination or expiration, but outstanding Awards may extend beyond that date in accordance with their applicable terms.

18.

Conditions Upon Issuance of Shares

18.1

Legal Compliance. Shares will not be issued pursuant to an Award unless the payment of such Award and the issuance and delivery of such Shares will comply with applicable laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

18.2

Investment Representations. As a condition to the payment of an Award, the Company may require the person receiving such Award to represent and warrant at the time of any such payment that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19.

Claims; Arbitration

19.1

Claims. Any individual who makes a claim for benefits under the Plan shall file the claim in writing with the Administrator. Written notice of the disposition of the claim shall be delivered to the claimant within 60 days after filing. If the claim is denied, the reasons shall be set forth in a statement delivered to the claimant. Thereafter the claimant may request arbitration in accordance with Section 19.2. The filing of a claim in accordance with this Section 19.1 shall be a condition precedent to the prosecution of any dispute.

19.2

Arbitration. Any dispute between the Company and an individual claiming a benefit under the Plan that is not resolved between the Company and the claimant shall, if either party wishes to further pursue resolution of the dispute, be submitted to binding arbitration in accordance with the rules of Commercial Arbitration of the American Arbitration Association. Any such arbitration shall take place in Madison, Wisconsin. The arbitrator shall be a person experienced in employment and compensation of corporate business executives who is mutually acceptable to the Company and the claimant. If an arbitrator cannot be agreed upon within 15 days after a dispute is submitted to arbitration, the parties shall each select one representative who is not and has never been associated with the Company or the Board, and who is not and never has been associated with the claimant, and these two representatives shall choose a neutral arbitrator with the qualifications described above. If the representatives cannot reach agreement, one arbitrator with the qualifications described above shall be selected by the office of the American Arbitration Association nearest Madison, Wisconsin. All actions and proceedings under this Section 19 shall be kept confidential and neither party shall divulge any part thereof to third parties without the prior written consent of the other party. Each party to an arbitration under this Section 19 shall pay his or her own expenses, including without limitation, fees of counsel, and each of the parties shall bear one-half of the fees and costs of the arbitrators.

20.

Forfeiture Events

Notwithstanding any other provisions in this Plan, the Company may cancel any Award of Performance Units, require reimbursement of any Award of Performance Units by a Participant, and effect any other right of recoupment of compensation provided under the Plan with respect to Performance Units in accordance with any Company policies that may be adopted and/or modified from time to time ("Clawback Policy"). In addition, a Participant may be required to repay to the Company previously paid compensation with respect to Performance Units, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award for Performance Units, the Participant agrees to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements), with respect to the Award of Performance Units. This Section 20 shall not apply to any Awards other than with respect to Performance Units.

21.

Setoff

The Company may, to the extent permitted by law, deduct from and set off against its obligations to a Participant from time to time, (including without limitation amounts payable in connection with an Award, as wages or benefits or other form of compensation), any amounts that the Participant owes to the Company for any reason whatsoever. A Participant shall remain liable for any portion of the Participant's obligation not satisfied by such setoff. By accepting an Award granted hereunder, a Participant agrees to any deduction or setoff under this Section 21.

22.

Beneficiary

Each Participant under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successfully) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, the Participant's estate shall be the Participant's Beneficiary.

23.

Miscellaneous

23.1

Governing Law. All questions pertaining to the validity, construction and administration of the Plan and the Agreements shall be determined in accordance with the laws of the State of Wisconsin without regard to conflicts of law principles.

23.2

Awards Not Taken into Account for Other Benefits. Awards shall be special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company, except as such plan shall otherwise expressly provide, or (b) any employment agreement between the Company and a Participant, except as such agreement shall otherwise expressly provide.

23.3

Unfunded Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any amount payable to a Participant under the Plan, nothing contained in the Plan (or in any Award Agreement or other documents related thereto), nor the creation or adoption of the Plan, the grant of any award, or the taking of any other action pursuant to the provisions of the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Administrator may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Administrator otherwise determines with the consent of each affected Participant.

23.4

Non-Exclusivity of Plan. The adoption of the Plan by the Board or its submission to the shareholders of the Company for approval shall not be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for Employees or Directors as it may deem desirable.

23.5

Severability. In case any provision of this Plan shall be held illegal or invalid, such illegality or invalidity shall be construed and enforced as if said illegal or invalid provision had never been inserted herein and shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if any such illegal or invalid provision were not a part hereof.

23.6

Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

24.

Effective Date

The effective date of the Plan is ______________, the date on which the shareholders of the Company originally approved this Plan.

Of INTEREST to Shareholders

MGE Energy and MGE host a family of websites to deliver information to customers and shareholders. Investors are encouraged to explore our online resources for additional, detailed information about our programs, products, services and initiatives as we build your community energy company for the future.

mgeenergy.com
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mge2050.com
A source for clean energy news, energy-saving tips and information related to advancing MGE's framework for a more sustainable energy future. The site includes locally based videos and features articles around saving energy, MGE's new programs, products and services, and initiatives for working together to achieve deep decarbonization.

energizemadison.com
A resource for businesses and others looking to expand or relocate in our service territory. The site offers useful information about the area and the ways in which MGE, as your community energy company, can help in creating a healthy and vibrant local economy through our services, expertise and our partnerships throughout the community.

SHAREHOLDER RESOURCES AT MGEENERGY.COM

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- Shareholder account access

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MGE ENERGY, INC.

The Board of Directors recommends a vote "FOR" proposals 1, 2, 3 and 4.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

To be elected for terms expiring in 2023.

01) James G. Berbee
02) Londa J. Dewey
03) Thomas R. Stolper

	For	Against	Abstain
2. Approve the MGE Energy 2021 long-term incentive plan.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2020.	☐	☐	☐
4. Advisory Vote: Approval of the compensation of the named executive officers as disclosed in the proxy statement under the heading "Executive Compensation".	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
5. Advisory Vote: Shareholder Proposal - Nominate Environmental Expert to the MGE Energy Board of Directors.	☐	☐	☐

The Proxies shall have the discretion to vote on such other business as may properly come before the meeting or any adjournment thereof.

PLAN PARTICIPANT VOTING INSTRUCTION: I instruct Vanguard Fiduciary Trust Company, as Trustee of the Madison Gas and Electric Company 401(k) Retirement Accumulation Plans ("Plan"), to vote all shares of stock that I hold within the Plan at the Annual Meeting, and at all adjournments thereof. This instruction revokes any previous instructions given.

NOTE: Please sign as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Annual Meeting Update

Based on restrictions and guidance from federal, state, and local public health agencies concerning the COVID-19 coronavirus, MGE Energy will be hosting a virtual meeting instead of an in person meeting. Shareholders will be able to join a live webcast of the annual meeting, vote their shares and submit questions by visiting www.virtualshareholdermeeting.com/mgee2020 and entering their control number included in their proxy materials.

If you wish to join us by phone you can do so by dialing 1-877-328-2502, and entering your 16-digit control number.

Although you can vote and submit questions when joining the meeting online, you are encouraged to vote prior to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

E97783-P32940

MGE ENERGY, INC.
Annual Meeting of Shareholders
May 19, 2020 11:00 AM Central Time
Attend the annual meeting, vote your shares and submit questions at
www.virtualshareholdermeeting.com/mgee2020
This proxy is solicited by the Board of Directors

The undersigned hereby appoints James G. Berbee and Jeffrey C. Newman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of MGE ENERGY, INC. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 19, 2020 via live webcast at www.virtualshareholdermeeting.com/mgee2020, and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4, AGAINST SHAREHOLDER PROPOSAL 5, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLAN PARTICIPANT VOTING INSTRUCTION: I instruct Vanguard Fiduciary Trust Company, as Trustee of the Madison Gas and Electric Company 401(k) Retirement Accumulation Plans ("Plan"), to vote all shares of stock that I hold within the Plan at the Annual Meeting, and at all adjournments thereof. This instruction revokes any previous instructions given.

(Continued and to be signed on reverse side)